                                                                   EXHIBIT 10.30




                                CREDIT AGREEMENT


                  AGREEMENT, dated as of December 15, 1997, among WEST COAST ENTERTAINMENT CORPORATION, (the "Company"), VIDEOSMITH INCORPORATED, WEST COAST FRANCHISING COMPANY, PALMER WEST COAST CORPORATION, PALMER VIDEO CORPORATION, PALMER INVESTMENT CORPORATION, CASABLANCA DISTRIBUTING CORPORATION, RKT MERGER CO., SHOWTIME, INC., VIDEO GIANT INC., VIDEO KING OF BROOME COUNTY, INC., KING VIDEO ENTERPRISES, INC., WEST COAST FINANCING CORPORATION, WEST COAST LICENSING CORPORATION, those certain direct or indirect subsidiaries of the Company which from time to time may become parties hereto pursuant to subsection 5.13 (all of the above, collectively, the "Borrowers"), the several banks and other financial institutions from time to time parties hereto (the "Banks") and PNC BANK, NATIONAL ASSOCIATION, as agent for the Banks hereunder (in such capacity, the "Agent").


                              W I T N E S S E T H:


                  WHEREAS, certain of the Borrowers, the Banks and the Agent are parties to the Existing Credit Agreement (as defined below); and

                  WHEREAS, the indebtedness outstanding under the Existing Credit Agreement is being refinanced by this Agreement, which amends and restates the Existing Credit Agreement.

                  NOW, THEREFORE, in consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and any member, director, officer or employee of any such Person. For purposes of this definition, "control" shall mean the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or
         (b) direct or in effect cause the direction of the management and policies of such Person whether by contract or otherwise.


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                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": on any date, for a Base Rate Tranche A Loan, Base Rate Tranche B Loan, Eurodollar Tranche A Loan or Eurodollar Tranche B Loan, the percentage per annum set forth below in the column entitled Base Rate or Eurodollar Rate, as appropriate, opposite the Total Debt/OCF Ratio shown on the last Total Debt/OCF Ratio Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(c) prior to such date:


       Level                Total Debt/OCF Ratio                          Base Rate                      Eurodollar Rate
       -----                --------------------                          ---------                      ---------------

                                                                  Tranche A       Tranche B         Tranche A        Tranche B
                                                                    Loans           Loans             Loans            Loans
                                                                    -----           -----             -----            -----
        I             Less than 1.25 to 1                            .25%           2.25%             1.75%            3.75%

        II            Less than 1.75 to 1 but greater                .50%           2.50%             2.00%            4.00%
                      than or equal to 1.25 to 1

        III           Less than 2.25 to 1 but greater                .75%           2.75%             2.25%            4.25%
                      than or equal to 1.75 to 1

        IV            Less than 3.00 to 1 but greater               1.00%           3.00%             2.50%            4.50%
                      than or equal to 2.25 to 1

        V             Less than 3.75 to 1 but greater               1.25%           3.25%             2.75%            4.75%
                      than or equal to 3.00 to 1

        VI            Greater than or equal to 3.75                 1.50%           3.50%             3.00%            5.00%
                      to 1


         ; provided, however, that (a) in the event that no Total Debt/OCF Ratio Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of subsection 5.2(c), the Applicable Margin from such date until such Total Debt/OCF Ratio Certificate is actually delivered shall be that applicable when the Total Debt/OCF Ratio is equal to or greater than 3.75 to 1 (i.e., Level VI), (b) in the event that the actual Total Debt/OCF Ratio for any fiscal period is subsequently determined to be greater than that set forth in the Total Debt/OCF Ratio Certificate for such fiscal period, the Applicable Margin shall be recalculated for the applicable period based upon such actual Total Debt/OCF Ratio and (c) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Total Debt/OCF Ratio Certificate for the fiscal quarter ended October 31, 1997, the Applicable Margin shall be that applicable when the Total Debt/OCF Ratio is at Level VI. Any additional interest on the Loans resulting from the operation of clause (b) above shall be payable by the Borrowers jointly and severally to the Banks within five
         (5) days after receipt of a written demand therefor from the Agent.

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


                  "Application": in respect of each Letter of Credit issued by an Issuing Bank, an application, in such form as such Issuing Bank may specify from time to time, requesting issuance of such Letter of Credit.

                  "Asset Sale": means any sale, lease, transfer or other disposition of assets (each referred to for the purposes of this definition as a "disposition") by the Company or any Subsidiary (other than a disposition by a Borrower to a different Borrower), other than
         (a) dispositions of inventory in the ordinary course of business, (b) dispositions of surplus or obsolete inventory or equipment, waste or by-product material in the ordinary course of business and (c) dispositions of Permitted Investments.

                  "Assignment and Acceptance": an assignment and acceptance entered into by a Bank and a Purchasing Bank, and accepted by the Agent, in the form of Exhibit B attached hereto, or such other form as shall be approved by the Agent.

                  "Available Commitments": at any particular time, an amount equal to the excess, if any, of (a) the Total Commitments at such time over (b) the sum of (i) the aggregate unpaid principal amount of the Loans outstanding at such time and (ii) the aggregate L/C Obligations then outstanding.

                  "Available Tranche A Commitments": at any particular time, an amount equal to the excess, if any, of the (a) Tranche A Commitments at such time over (b) the sum of (i) the aggregate unpaid principal amount of the Tranche A Loans outstanding at such time and (ii) the aggregate L/C Obligations then outstanding.

                  "Available Tranche B Commitments": at any particular time, an amount equal to the excess, if any, of the (a) Tranche B Commitments at such time over (b) aggregate unpaid principal amount of the Tranche B Loans outstanding at such time.

                   "Base Rate": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the definition of such term, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the

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

         Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

                  "Base Rate Loan": a Loan bearing interest at a rate determined by reference to the Base Rate. A Base Rate Loan shall either be a Base Rate Tranche A Loan or a Base Rate Tranche B Loan.

                  "Base Rate Tranche A Loan": a Tranche A Loan which is a Base Rate Loan.

                  "Base Rate Tranche B Loan": a Tranche B Loan which is a Base Rate Loan.

                  "Borrowing Date": any Business Day on which a Loan is to be made at the request of the Borrowers under this Agreement.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London Interbank Market.

                  "Capital Expenditure": an expenditure for any fixed asset or any improvements or additions thereto, including direct or indirect acquisition of such asset, which expenditure is capitalized in accordance with GAAP.

                  "Capital Expenditures Projection Letter": the letter dated the Closing Date from the Company to the Agent setting forth the projected capital expenditures of the Borrowers.

                  "Capital Lease": at any time, a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "Capital Lease Obligations": of any Person as of the date of determination, the obligations of such Person to pay rent and other amounts under any Capital Lease.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Flow": for any period and with respect to any business or segment acquired by a Borrower, the net income (or loss) before income tax for such business or segment determined in accordance with GAAP plus the amount of any interest expense, depreciation and amortization deducted from earnings in determining such net income (or loss) minus the greater of (a) the aggregate purchase price for all rental video cassettes, rental digital video discs and rental game inventory purchases (or like inventory purchases) (other than Core Inventory Purchases) for such period by such business or segment and
         (b) an amount equal to 22.5% of the gross revenue of such business or segment derived in such period from the rental of videos, digital video discs, game cassettes or any other similar merchandise as determined in accordance with GAAP; provided that, there also shall be excluded from such net income (or loss) (a) any addition for non-operating gains during such period (including without limitation, extraordinary or unusual gains, gains arising from the discontinuance of operations or gains arising from the sale of capital assets) and (b) any subtraction for non-operating losses during such period (including, without limitation, extraordinary or unusual losses, losses from the discontinuance of operations or losses arising from the sale of capital assets).

                  "Change of Control": (a) any Person or group of Persons (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) (other than any combination of Ralph W. Standley, III, M. Trent Standley and/or T. Kyle Standley, the Company's existing executive officers, the Company's Continuing Directors and trusts for the benefit of themselves and their family members) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 20% or more of the outstanding shares of any class of outstanding common stock of the Company or (b) Continuing Directors shall cease to constitute a majority of the board of directors of the Company. "Continuing Director" shall mean at any date a member of the Company's board of directors who was either a member of such board on the Closing Date or was nominated for election to such board by at least two-thirds of the Continuing Directors then in office.

                  "Closing": as defined in subsection 4.3.

                  "Closing Date": as defined in subsection 4.3.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property and interests in property and proceeds thereof now owned or hereafter acquired by any Borrower or Guarantor in or upon which a lien shall be created or purported to be created under any of the Security Documents.

                  "Commitment Holdback Amount": (a) for the period from November 1, 1998 to December 15, 1998, $3,000,000; (b) for the period from February 1, 1999 to May 1, 1999, $2,000,000; and (c) for the period from May 1, 1999 to June 15, 1999, $2,000,000.

                  "Commitments": as to any Bank, the Tranche A Commitment and the Tranche B Commitment of such Bank.

                  "Commitment Fees": those certain fees payable to the Banks on the Available Commitments as described in subsection 2.12(a) .

                  "Commitment Fee Rate": on each day during each fiscal quarter of the Company, the percentage per annum set forth below opposite the Total Debt/OCF Ratio shown on the last Total Debt/OCF Ratio Certificate delivered to the Agent pursuant to subsection 5.2(c) prior to such date:

              Level             Total Debt/OCF Ratio               Commitment Fee Rate
              -----             --------------------               -------------------
               I                Less than 1.25 to 1                       .30%

               II               Less than 1.75 to 1 but
                                greater than or equal to
                                1.25 to 1                                 .35%

               III              Less than 2.25 to 1 but
                                greater than or equal to
                                1.75 to 1                                 .40%

               IV               Less than 3.00 to 1 but
                                greater than or equal to
                                2.25 to 1                                 .45%

               V                Less than 3.75 to 1 but
                                greater than or equal to
                                3.00 to 1                                 .50%

               VI               Greater than or equal to
                                3.75 to 1                                 .50%

         ; provided, however, that, (a) in the event that no Total Debt/OCF Ratio Certificate has been delivered prior to the last day on which it can be delivered without violation of subsection 5.2(c), the Commitment Fee Rate from such date until such Total Debt/OCF Ratio Certificate is actually delivered shall be that applicable when the Total Debt/OCF Ratio is equal to or greater than 3.75 to 1 (i.e., Level VI), (b) in the event that the actual Total Debt/OCF Ratio for any fiscal period is subsequently determined to be greater than that set forth in the Total Debt/OCF Ratio Certificate for such fiscal period, the Commitment Fee Rate shall be recalculated for such fiscal period based upon such actual Total Debt/OCF Ratio and (c) anything in this definition to the contrary notwithstanding, until receipt by the Agent of the Total Debt/OCF Ratio Certificate for the fiscal quarter ended October 31, 1997, the Commitment Fee Rate shall be that applicable when the Total Debt/OCF Ratio is at Level VI. Any additional Commitment Fees that are due to the Banks resulting from the operation of clause (b) above shall be payable by the Borrowers jointly and severally within five (5) days after receipt of a written demand therefor from the Agent.

                  "Commitment Percentage": as to any Bank at any time, the percentage which such Bank's Commitments then constitutes of the Total Commitments at such time (or, at any time after the Total Commitments shall have expired or terminated, the percentage which the amount of such Bank's Exposure constitutes of the Exposure of all of the Banks at such time).

                  "Commitment Period": the period from and including the date hereof to but not including the Termination Date, or such earlier date on which the Commitments shall terminate as provided herein.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  "Consolidated Fixed Charges": without duplication, for any period, (a) Consolidated Interest Expense for such period, plus (b) federal and state income taxes paid in cash with respect to such period plus (c) scheduled principal payments of Indebtedness (including under Capital Leases) in such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense": for any period, the amount of cash interest expense paid or required to be paid by the Company and its Subsidiaries for such period in accordance with GAAP.

                  "Consolidated Net Income": for any fiscal period, the net income (or loss) after income taxes of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries at such date.

                  "Contingent Obligation": as to any Person any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations owed to such third Person; provided, however, the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made and
         (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Contingent Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Contingent Obligation shall be such contingently liable Person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Core Inventory Purchases": with respect to any Person, rental video cassettes, rental digital video discs and rental game inventory purchases (or like inventory purchases) by such Person to initially stock new video stores opened by such Person (including relocated stores) or to provide additional catalog title for just acquired stores by such Person.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition precedent therein set forth, has been satisfied.

                  "Distribution": in respect of any corporation, (a) dividends or other distributions on Capital Stock of the corporation (except distributions in common stock of such corporation); (b) the redemption or acquisition of such stock or of warrants, rights or other options to purchase such stock (except when solely in exchange for common stock of such corporation); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of Capital Stock of such corporation or any warrants or options to purchase any such stock.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Requirement of Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the rate determined by the Agent in accordance with its usual procedures at which deposits in Dollars approximately equal in principal amount to the Agent's portion of such Eurodollar Loan for a maturity equal to the applicable Interest Period are offered by banks in the London Interbank Market to prime banks in immediately available funds in the London Interbank Market at approximately 11:00 a.m., London Time, two Business Days prior to the commencement of such Interest Period.

                  "Eurodollar Loan": a Loan bearing interest at a rate determined by reference to the Eurodollar Rate. A Eurodollar Loan shall either be a Eurodollar Tranche A Loan or a Eurodollar Tranche B Loan.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Eurodollar Tranche A Loan": a Tranche A Loan which is a Eurodollar Loan.

                  "Eurodollar Tranche B Loan": a Tranche B Loan which is a Eurodollar Loan.

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Exchange Act": the Securities and Exchange Act of 1934, as amended.

                  "Existing Credit Agreement": means the Credit Agreement, dated as of May 17, 1996, among the Company, certain of the Borrowers, the banks and other financial institutions parties thereto and PNC Bank, National Association, as agent, as heretofore amended, supplemented or otherwise modified.

                  "Existing Indebtedness": the collective reference to the Existing Principal Indebtedness and the other amounts payable under the Existing Credit Agreement by all or a portion of the Borrowers immediately prior to the Closing, including accrued interest on the Loans (as defined in the Existing Credit Agreement).

                  "Existing Notes": the Notes, as defined in the Existing Credit Agreement.

                  "Existing Principal Indebtedness": the principal amount of the Loans (as defined in the Existing Credit Agreement) outstanding immediately prior to the Closing.

                  "Exposure": as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of the Loans made by such Bank then outstanding and (b) such Bank's share of the L/C Obligations then outstanding.

                  "Extensions of Credit": the collective reference to the Loans made and Letters of Credit issued under this Agreement.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter": the letter agreement between the Company, the Agent and PNC Securities Corp. dated October 30, 1997 in which the Company agrees, among other things, to pay such parties the fees provided in such letter, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Form S-1": that certain Registration Statement of the Company on Form S-1 (No. 333-00272) (including amendments thereto) initially filed with the Securities and Exchange Commission on or about January 11, 1996.

                  "GAAP": at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, generally accepted accounting principles as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee": a Guarantee executed and delivered after the Closing Date by a Guarantor in favor of the Agent and the Banks, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantor": a Subsidiary of the Company which after the Closing Date executes a Guarantee pursuant to subsection 5.13.

                  "Indebtedness": of any Person at any date:

                           (a) all indebtedness of such Person for borrowed
                  money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),

                           (b) any other indebtedness which is evidenced by a
                  note, bond, debenture or similar instrument,

                           (c) all Capital Lease Obligations of such Person,

                           (d) all obligations of such Person in respect of
                  outstanding letters of credit, acceptances and similar obligations created for the account of such Person,

                           (e) all liabilities secured by any Lien on any
                  property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof,

                           (f) net liabilities of such Person under interest
                  rate cap agreements, interest rate swap agreements, foreign currency exchange agreements, netting agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Agent and in accordance with accepted practice), and

                           (g) withdrawal liabilities of such Person or any
                  Commonly Controlled Entity under a Plan.

         The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": has the meaning ascribed thereto in subsection 3.16.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last


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
         day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, the day which is (i) three months after the first day of such Interest Period and (ii) the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loan:

                           (a) initially the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in their notice of borrowing or notice of conversion, given with respect thereto; and

                           (b) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, the foregoing provisions relating to Interest Periods are subject to the following:

                                    (i) if any Interest Period would end on a
                  day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                                    (ii) with respect to Eurodollar Loans, any
                  Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                                    (iii) an Interest Period that would extend
                  beyond the Termination Date shall end on the Termination Date; and

                                    (iv) the Borrowers shall select Interest
                  Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Hedge Agreement": as defined in subsection
         5.14.

                  "Issuing Bank:" PNC Bank, National Association and such other Bank or Banks that may be designated by the Company from time to time and approved by the Agent to be an Issuing Bank hereunder.

                  "Joinder Agreement": a Joinder Agreement, substantially in the form of Exhibit F, executed and delivered by a Subsidiary of the Company pursuant to subsection 5.13 pursuant to which such Subsidiary shall become a Borrower hereunder, as such Joinder Agreement may be amended, supplemented or otherwise modified from time to time.

                  "L/C Commitment": $1,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) 100% of the maximum amount available to be drawn under all Letters of Credit outstanding at such time (determined without regard to whether any conditions to drawing could be met at such time) and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.8(a).

                  "L/C Participant": in respect of each Letter of Credit, each Bank (other than the Issuing Bank in respect of such Letter of Credit) in its capacity as the holder of a participating interest in such Letter of Credit.

                  "Letters of Credit": as defined in Section 2.4(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  "Loan Documents": this Agreement, the Notes, the Applications, the Joinders, the Security Agreements, the Pledge Agreements, the Guarantees and any other Security Document executed from time to time as each such document may be amended, supplemented or otherwise modified from time to time.

                  "Loans": the collective reference to the Tranche A Loans and the Tranche B Loans.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and the other Borrowers taken as a whole, (b) the ability of the Company and the other Borrowers to perform their obligations under this Agreement, the Notes or any other Loan Document or (c) the validity or enforceability of this Agreement, the Notes, the Applications or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and ureaformaldehyde insulation.

                  "Moody's": Moody's Investors Services, Inc.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds": (a) with respect to any Asset Sale, the amount equal to (i) the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to, or upon the disposition, liquidation or conversion of, a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such sale or other disposition minus
         (ii) the sum of (A) the principal amount of any Indebtedness which is secured by the asset that is the subject of such Asset Sale (other than Indebtedness assumed by the purchaser of such asset) and which is required to be, and is, repaid in connection with such Asset Sale or other disposition thereof (other than Indebtedness hereunder) and (B) the reasonable fees, commissions, income taxes and other out-of-pocket expenses incurred by the Company or such Subsidiary (other than to the Company or any Affiliate thereof); and (b) with respect to the sale or issuance of any Capital Stock by the Company or any of its Subsidiaries, the net amount equal to (i) the aggregate amount received in cash in connection with such sale or issuance minus (ii) the reasonable fees, commissions and other out-of-pocket expenses incurred by the Company or such Subsidiary in connection with such sale or issuance other than to the Company or any Affiliate thereof.

                  "New Bank Joinder": a Joinder and Assumption Agreement executed and delivered by a Proposed New Bank and consented to by the Agent and the Company, in a form acceptable to the Agent in its reasonable discretion.

                  "Notes": the collective reference to the Tranche A Notes and the Tranche B Notes.

                  "Notice of Borrowing": with respect to a Loan of any Type, a notice from the Borrowers in respect of such Loan, containing the information in respect of such Loan and delivered to the Agent, in the manner and by the time specified pursuant to the terms hereof. A form of the Notice of Borrowing is attached hereto as Exhibit G.

                  "OCF": for any period, Consolidated Net Income for such period, plus the amount of income taxes, interest expense, depreciation and amortization deducted from earnings in determining such Consolidated Net Income, plus for any period that includes the fiscal quarter ended July 31, 1997, an amount equal to the aggregate amount of any charges to Consolidated Net Income during such fiscal quarter, up to in the aggregate $5,125,000, on account of the failed public debt offerings of the Borrowers, including costs associated with the related proposed bank credit facilities, plus for the period ended (a) October 31, 1997, $1,955,000, (b) January 31, 1998, $1,369,000, (c) April 30,
         1998, $782,000 and (d) July 31, 1998, $196,000, in each case on account of certain regional and executive salary and office expense reductions previously documented to the Banks minus the greater of (x) the aggregate purchase price for all rental video cassettes, rental digital video discs and rental game inventory purchases (or like inventory purchases) (other than Core Inventory Purchases) for such period and
         (y) an amount equal to 22.5% of Rental Revenue for such period; provided that, there also shall be excluded from Consolidated Net Income (a) any addition for non-operating gains during such period (including, without limitation, extraordinary or unusual gains, gains from discontinuance of operations or gains arising from the sale of capital assets) and (b) any subtraction for non-operating losses during such period (including, without limitation, extraordinary or unusual losses, losses from the discontinuance of operations or losses arising from the sale of capital assets); provided, further, that, if during such period a Borrower shall acquire the stock or assets of a Person that operates a video retail business, OCF will be adjusted to include the pro forma results of the acquired company or assets from the beginning of such period taking into account any quantifiable cost savings as a result of such stock or assets being acquired by a Borrower as demonstrated by the Borrowers and agreed to by the Agent in its reasonable discretion, which quantifiable expense reductions shall be of a type reflected in the pro forma financial statements contained in the Form S-1.

                  "Participant" as defined in subsection 9.6(f).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Acquisition": an acquisition by a Borrower of the stock or assets of a Person that operates a video rental business; provided that (a) if the Total Debt/OCF Ratio shown on the last Total Debt/OCF Ratio Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(c) prior to the date of such acquisition shall (i) be less than 3.00 to 1.00, the Required Banks shall have consented to the consummation of such acquisition in writing or (ii) be greater than or equal to 3.00 to 1.00, all of the Banks shall have consented to the consummation of such acquisition in writing; (b) at the time that any definitive agreement is entered into in respect of such acquisition, no Default or Event of Default shall exist or would exist if such acquisition were consummated on such date (assuming for purposes of the covenants contained in subsection 6.1 that pro forma adjustments are made to the financial statements of the Borrowers reflecting such acquisition); and (c) the Cash Flow for the prior fiscal year of the business or segment which is being so acquired (with such adjustments to Cash Flow to take into account any quantifiable cost savings as a result of such business or segment being acquired by such Borrower as demonstrated by the Borrowers and agreed to by the Agent in its reasonable discretion, including any quantifiable expense reductions of the type reflected in the pro forma financial statements contained in the Form S-1) shall be greater than zero.

                  "Permitted Investments":

                                    (i) direct obligations of the United States
                  of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve months or less from the date of acquisition;

                                    (ii) commercial paper maturing in 180 days
                  or less rated not lower than A-1 by S&P or P-1 by Moody's on the date of acquisition; and

                                    (iii) demand deposits, time deposits or
                  certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by S&P or Moody's on the date of acquisition.

         provided, that, in each case, such obligations are payable in Dollars.

                  "Permitted Liens" shall mean:

                           (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

                           (b) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                           (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

                           (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                           (e) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                           (f) Liens created pursuant to the Security Documents;

                           (g) Any Lien existing on the date of this Agreement and described on Schedule II hereto provided that the principal amount secured thereby is not hereafter increased and no additional assets become subject to such Lien;

                           (h) Purchase Money Security Interests or Liens created pursuant to Capital Leases; provided that the aggregate amount of (i) loans and deferred payments secured by all Purchase Money Security Interests and (ii) the aggregate principal component of all Capital Leases shall not exceed in the aggregate $2,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule II hereto); provided further that, (i) such Liens shall be created simultaneously with the acquisition of the property which is subject to such Lien, (ii) such Liens do not at any time encumber any property other than such property and (iii) the Liens are not modified to secure any Indebtedness other than that used to acquire such Property;

                           (i) The following, (i) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (ii) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of the Borrowers to perform their obligations hereunder or under the other Loan Documents:

                                    (A) Claims or Liens for taxes, assessments
                  or charges due and payable and subject to interest or penalty, provided that the Borrowers maintain such reserves or other appropriate provisions as shall be required by GAAP and pay all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                                    (B) Claims, Liens or encumbrances upon, and
                  defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

                                    (C) Claims or Liens of mechanics,
                  materialmen, warehousemen, carriers, or other statutory nonconsensual Liens which are due and payable; and

                           (j) Uniform Commercial Code financing statements filed by the lessor under an operating lease against property leased by a Borrower under such operating lease.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which a Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements": the collective reference to (a) the Pledge Agreements to be executed by the Company and certain of the other Borrowers on the Closing Date and (b) any other Pledge Agreement executed and delivered by one or more Borrowers or Guarantors pursuant to subsection 5.13, each substantially in the form of Exhibit C-1 or C-2 attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Prime Rate": the rate of interest per annum publicly announced from time to time by PNC Bank, National Association as its prime rate in effect at its principal office in Philadelphia, Pennsylvania; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

                  "Properties": the collective reference to the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries.

                  "Proposed New Bank": as defined in subsection 2.16(g).

                  "Purchase Money Security Interest": shall mean Liens upon tangible personal property securing loans to one or more Borrowers or deferred payments by one or more Borrowers for the purchase of such tangible personal property.

                  "Purchasing Bank": as defined in subsection 9.6(b).

                  "Register": as defined in subsection 9.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation X": Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Reimbursement Obligation": in respect of each Letter of Credit, the obligation of the Borrowers to reimburse the Issuing Bank of such Letter of Credit in accordance with subsection 2.8(a) and the Application related to such Letter of Credit for amounts drawn under such Letter of Credit.

                  "Rental Revenue": for any period, the gross revenue of the Company and its Subsidiaries derived in such period from the rental of videos, game cassettes, digital video discs or any other similar merchandise rented by the Company or its Subsidiaries, as determined in accordance with GAAP.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in

         Section 4043(c)(1), (2), (4), (5), (6), (10) and (13) of ERISA.

                  "Required Banks": at any time, Banks the Commitment Percentages of which at such time aggregate at least 66-2/3%.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": with respect to any Borrower, the chief executive officer, president or chief financial officer of such Borrower. Unless otherwise qualified, all references to a "Responsible Officer" in this Agreement shall refer to a Responsible Officer of the Company.

                  "S&P": Standard & Poor's Rating Group, a division of McGraw-Hill Corporation.

                  "Security": "security" as defined in Section 2(1) of the Securities Act of 1933, as amended.

                  "Security Agreements": the collective reference to (a) the Security Agreement to be executed by all of the Borrowers on the Closing Date and (b) any other Security Agreement executed and delivered after the Closing Date by one or more Borrowers or Guarantors pursuant to subsection 5.13, each substantially in the form of Exhibit D attached hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Security Documents": the Security Agreements, the Pledge Agreements and all other documents executed after the Closing Date granting or purporting to grant a Lien on Collateral.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Subordinated Debt": Indebtedness of a Borrower which is subordinated in right of payment to all of the obligations of all of the Borrowers to the Banks under the Loan Documents on terms satisfactory to the Required Banks.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "Taxes": as defined in subsection 2.21.

                  "Termination Date": the earlier of (a) December 14, 2000, or any anniversary of such date to which the Termination Date shall have been extended pursuant to subsection 2.16(f) hereof and (b) the date the Commitments are terminated as provided herein; provided that, in no event shall the Termination Date be extended beyond December 14, 2002.

                  "Total Commitments": at any time, the aggregate amount of the Banks' Commitments, as in effect at such time.

                  "Total Debt": at any date, without duplication, the sum of (a) the aggregate of all Indebtedness (including Subordinated Debt, the current portion of Indebtedness and the undrawn face amount of any letters of credit then outstanding) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and (b) the aggregate amount of all Contingent Obligations of the Company and its Subsidiaries, determined on a consolidated basis, in each case as of such date.

                  "Total Debt/OCF Ratio": on any date, the ratio of Total Debt on such date to OCF for the four consecutive fiscal quarters of the Company most recently ended prior to such date.

                  "Total Debt/OCF Ratio Certificate": as defined in subsection 5.2(c).

                  "Tranche": the collective reference to Eurodollar Tranche A Loans and Eurodollar Tranche B Loans, in each case whose Interest Periods begin on the same date and end on the same later date (whether or not such Loans originally were made on the same day), it being understood that no single Tranche may include both Tranche A Loans and Tranche B Loans.

                  "Tranche A Commitment": as to any Bank, the obligation of such Bank to make Tranche A Loans and to issue and/or acquire participating interests in Letters of Credit hereunder in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I hereto under the caption "Tranche A

         Commitment," as such amount may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Acceptance.

                  "Tranche A Exposure": as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of the Tranche A Loans made by such Bank then outstanding and (b) such Bank's share of the L/C Obligations then outstanding.

                  "Tranche A Loan": the meaning ascribed thereto in subsection 2.1(a).

                  "Tranche A Notes": the meaning ascribed thereto in subsection 2.2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Tranche B Commitment": as to any Bank, the obligation of such Bank to make Tranche B Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I hereto under the caption "Tranche B Commitment," as such amount may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Acceptance.

                  "Tranche B Loan": the meaning ascribed thereto in subsection 2.1(b).

                  "Tranche B Notes": the meaning ascribed thereto in subsection 2.2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Type": when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate and the Base Rate.

                  "Voting Stock": capital stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Wholly-Owned Subsidiary": at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by any one or more of the Company and its other Wholly-Owned Subsidiaries at such time.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                           (b) As used herein and in the Notes and the other
Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                           (c) The words "hereof", "herein" and "hereunder" and
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                           (d) The meanings given to terms defined in this
Agreement shall be equally applicable to both the singular and plural forms of such terms.


                SECTION 2A. RESTRUCTURE OF EXISTING INDEBTEDNESS


                  2A.1. Restructure of Existing Indebtedness. (a) On the Closing Date, and without the necessity of further action by any party, the Existing Principal Indebtedness owed to each Bank as of immediately prior to the Closing shall be converted into the following:

                                    (i) Tranche A Loans by such Bank to the
Borrowers under this Agreement in a principal amount equal to such Bank's Tranche A Commitment on the Closing Date; and

                                    (ii) Tranche B Loans under this Agreement in
a principal amount equal to the difference between (x) the amount of such Bank's Existing Principal Indebtedness as of immediately prior to the Closing and (y) the amount of such Bank's Existing Principal Indebtedness which is converted into Tranche A Loans pursuant to clause (i) of this subsection 2A.1(a).

                           (b) Each Loan converted into an obligation under this
Agreement as provided in subsection (a) above shall be deemed to have been made under this Agreement and shall be governed by this Agreement and the other Loan Documents for all purposes, including being secured by the Security Documents.

                           (c) Each Loan converted under clause (a) of this
Section 2A.1 shall have the same initial Interest Period under this Agreement that it had on the Closing Date under the Existing Credit Agreement and shall be of the same initial Type under this Agreement as it was on the Closing Date under the Existing Credit Agreement. However, in calculating interest on such Loans, the applicable margin from and after the Closing Date shall be the Applicable Margin under this Agreement.

                           (d) Notwithstanding any provision of this Agreement
to the contrary, any interest, facility fees, administrative fees or other fees accrued as of the Closing Date under the Existing Credit Agreement shall be carried over as interest payable, or fees payable, as the case may be, under this Agreement, and shall payable under this Agreement on the same date that it would have been payable under the Existing Credit Agreement.

                  2A.2. Existing Documents Superseded. (a) On the Closing Date, the Existing Credit Agreement and the Existing Notes shall be superseded by this Agreement, the Notes and the other Loan Documents and shall become of no further force and effect.

                           (b) Notwithstanding the foregoing, it is not the
intention of any of the parties hereto that the restructuring of the Existing Indebtedness provided in subsection 2A.1 constitute a payment or discharge of the Existing Indebtedness. Accordingly, the Borrowers' obligation to pay the Loans and other amounts payable hereunder in accordance with the terms of this Agreement and the other Loan Documents shall be accepted by the Banks in renewal and extension of (but not in substitution and exchange for or in payment of) the Existing Indebtedness.


                    SECTION 2. LOANS AND TERMS OF COMMITMENTS

                  2.1 Commitments. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans (the "Tranche A Loans") to the Borrowers on a joint and several basis from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not exceed the amount of such Bank's Tranche A Commitment; provided that, no Tranche A Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the Tranche A Exposure of all of the Banks would exceed the aggregate amount of the Tranche A Commitments of all of the Banks, (ii) the aggregate amount of the Exposure of all of the Banks would exceed the difference between (A) the Total Commitments and (B) the Commitment Holdback Amount at such time and (iii) the ratio of (A) Total Debt on such date to (B) OCF for the four consecutive fiscal quarters of the Company as set forth in the most recent Total Debt/OCF Ratio Certificate furnished to the Agent pursuant to subsection 5.2(c) shall exceed the Total Debt/OCF Ratio required at such time pursuant to subsection 6.1(b) (e.g., for the period from the Closing Date to January 30, 1998, 4.50 to 1.00; for the period from January 31, 1998 to April 29, 1998, 4.30 to 1.00; for the period from April 30, 1998 to July 30, 1998,
4.00 to 1.00; for the period from July 31, 1998 to October 30, 1998, 3.50 to 1.00; and thereafter, 3.25 to 1.00). The Tranche A Commitments may be terminated or reduced from time to time pursuant to subsection 2.16. Within the foregoing limits, the Borrowers may during the Commitment Period borrow, repay and reborrow under the Tranche A Commitments, subject to and in accordance with the terms and limitations hereof.

                           (b) Subject to the terms and conditions hereof, each
Bank severally agrees to make revolving credit loans (the "Tranche B Loans") to the Borrowers on a joint and several basis from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Tranche B Commitment; provided that, no Tranche B Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate outstanding principal amount of Tranche B Loans of all of the Banks would exceed the aggregate amount of the Trance B Commitments of all of the Banks, (ii) the aggregate amount of the Exposure of all of the Banks would exceed the difference between (A) the Total Commitments and (B) the Commitment Holdback Amount at such time and (iii) the ratio of (A) Total Debt on such date to (B) OCF for the four consecutive fiscal quarters of the Company as set forth in the most recent Total Debt/OCF Ratio Certificate furnished to the Agent pursuant to subsection 5.2(c) shall exceed the Total Debt/OCF Ratio required at such time pursuant to subsection 6.1(b) (e.g., for the period from the Closing Date to January 30, 1998, 4.50 to 1.00; for the period from January 31, 1998 to April 29, 1998, 4.30 to 1.00; for the period from April 30, 1998 to July 30, 1998, 4.00 to 1.00; for the period from July 31, 1998 to October 30, 1998, 3.50 to 1.00; and thereafter,
3.25 to 1.00); provided, further, that, notwithstanding anything to the contrary herein, the Borrowers may not borrow Tranche B Loans unless at such time the Tranche A Commitments shall be fully utilized. The Tranche B Commitments may be terminated or reduced from time to time pursuant to subsection 2.16. Within the foregoing limits, the Borrowers may during the Commitment Period borrow, repay and reborrow under the Tranche B Commitments, subject to and in accordance with the terms and limitations hereof.

                           (c) The Loans may from time to time be (i) Eurodollar
Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Agent in accordance with subsections 2.3 and 2.26; provided that, no Loan shall be made as a Eurodollar Loan after the date that is one month prior to the Termination Date.

                           (d) The failure of any Bank to make any Loan shall
not relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). Each Loan shall be made in accordance with the procedures set forth in subsection 2.3.

                  2.2 Notes. (a) The Tranche A Loans made by each Bank shall be evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (a "Tranche A Note"), payable to the order of such Bank and in a principal amount equal to the amount of the initial Tranche A Commitment of such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Tranche A Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Tranche A Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Tranche A Note and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of any Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under such Tranche A Note. Each Tranche A Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date and (iii) provide for the payment of interest in accordance with subsections 2.13 and 2.14.

                           (b) The Tranche B Loans made by each Bank shall be
evidenced by a promissory note of the Borrowers, substantially in the form of Exhibit A-2, with appropriate insertions as to payee, date and principal amount (a "Tranche B Note"), payable to the order of such Bank in a principal amount equal to the amount of the initial Tranche B Commitment of such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Tranche B Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Tranche B Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Tranche B Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of any Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrowers hereunder or under such Tranche B Note. Each Tranche B Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date and (iii) provide for the payment of interest in accordance with subsections 2.13 and 2.14.

                  2.3 Procedure for Loans. (a) The Borrowers may borrow under the Tranche A Commitments and the Tranche B

Commitments during the Commitment Period on any Business Day. The Borrowers shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 10:00 a.m., Philadelphia time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, or prior to 11:00 a.m., Philadelphia time, on the requested Borrowing Date if all of the requested Loans are to be initially Base Rate Loans), specifying in the Notice of Borrowing (a) the amount to be borrowed, (b) the requested Borrowing Date, (c) whether the borrowing is to be of Eurodollar Loans, Base Rate Loans or a combination thereof, (d) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Loan(s) and the length of the initial Interest Period(s) therefor and (e) whether the borrowing is to be of Tranche A Loans, Tranche B Loans, or a combination thereof and, if a combination thereof, the amount allocated to each. Each borrowing under the Commitments of Eurodollar Tranche A Loans shall be in an amount equal to $2,500,000 or increments of $500,000 thereafter (or, if the aggregate Available Tranche A Commitments at such time are less than $2,500,000, such lesser amount). Each borrowing under the Commitments of Base Rate Tranche A Loans shall be in an amount equal to $500,000 or increments of $100,000 thereafter (or, if the aggregate Available Tranche A Commitments at such time are less than $500,000, such lesser amount). Each borrowing under the Commitments of Eurodollar Tranche B Loans shall be in an amount equal to $2,500,000 or increments of $500,000 thereafter (or, if the aggregate Available TRANCHE B Commitments at such time are less than $2,500,000, such lesser amount). Each borrowing under the Tranche B Commitments of Base Rate Loans shall be in an amount equal to $500,000 or increments of $100,000 thereafter (or, if the aggregate Available TRANCHE B Commitments at such time are less than $500,000, such lesser amount).

                  Upon receipt of a Notice of Borrowing from the Borrowers, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share of each borrowing (based on its Commitment Percentage at that time) available to the Agent for the account of the Borrowers at the office of the Agent specified in subsection 9.2 prior to 2:00 p.m., Philadelphia time, on the Borrowing Date requested by the Borrowers in funds immediately available to the Agent. Such borrowing will then be made available to the Borrowers by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                  Unless the Agent shall have received notice from a Bank prior to the date of any borrowing of Loans that such Bank will not make available to the Agent such Bank's pro rata portion of such borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such borrowing in accordance with this subsection and the Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Agent, such Bank and the Borrowers (without prejudice to the Borrowers' rights against such Bank) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate, provided, that, if such Bank shall not pay such amount within three Business Days of such Borrowing Date, the interest rate on such overdue amount shall, at the expiration of such three-Business Day period, be the rate per annum applicable to Base Rate Tranche B Loans. If such Bank shall repay to the Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such borrowing for purposes of this Agreement.

                           (b) If in a Notice of Borrowing no election as to the
Type of Loan is specified in any such notice, then the requested Loan shall be a Base Rate Loan. If a Eurodollar Loan is requested but no Interest Period with respect to such Loan is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month's duration.

                  2.4 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 2.7(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrowers on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided, that no Letter of Credit shall be issued if, after giving effect thereto (i) the amount of the Tranche A Exposure would exceed the aggregate amount of the Tranche A Commitments in effect at such time, (ii) the aggregate amount of the Exposure of all of the Banks would exceed the difference between (A) the Total Commitments and (B) the Commitment Holdback Amount at such time, (iii) the aggregate amount of the L/C Obligations at such time would exceed the L/C Commitment in effect at such time, or (iv) the ratio of (A) Total Debt on such date to (B) OCF for the four consecutive fiscal quarters of the Company as set forth in the most recent Total Debt/OCF Ratio Certificate furnished to the Agent pursuant to subsection 5.2(c) shall exceed the Total Debt/OCF Ratio required at such time pursuant to subsection 6.1(b) (e.g., for the period from the Closing Date to January 30, 1998, 4.50 to 1.00; for the period from January 31, 1998 to April 28, 1998, 4.30 to 1.00; for the period from April 30, 1998 to July 30, 1998, 4.00 to 1.00; for the period from July 31, 1998 to October 30, 1998, 3.50 to 1.00; and thereafter, 3.25 to 1.00).

                           (b) Each Letter of Credit shall;

                                    (i) be denominated in Dollars and shall be a
         standby letter of credit; and

                                    (ii) expire no later than the earlier of (A)
         360 days after its date of issuance and (B) 5 Business Days prior to the Termination Date.

                           (c) Each Letter of Credit shall be subject to the
Uniform Customs and, to the extent not inconsistent therewith, the laws of the Commonwealth of Pennsylvania.

                           (d) Each Issuing Bank shall not at any time be
obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                           (e) Notwithstanding the provisions of this subsection
2.4, the Banks and the Borrowers hereby agree that an Issuing Bank may issue upon the Borrowers' request, one or more Letter(s) of Credit which by its terms may be extended for additional periods of up to one year each provided that (i) the initial expiration date (or any subsequent expiration date) of each such Letter of Credit is not later than the Termination Date, and (ii) renewal of such Letters of Credit, at such Issuing Bank's discretion, shall be available upon written request from the Borrowers to such Issuing Bank at least 30 days (or such other time period as agreed by the Borrowers and the Agent) before the date upon which notice of renewal is otherwise required.

                  2.5 Procedure for Issuance of Letters of Credit. The Borrowers may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its office for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request. Upon receipt by an Issuing Bank of any Application, such Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, after determining from the Agent that issuance of the Letter of Credit requested thereby will be within the limits imposed by subsection 2.4(a), promptly issue such Letter of Credit (but in no event shall an Issuing Bank be required to issue any Letter of Credit earlier than five (5) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Borrowers. Each Issuing Bank shall advise the Agent of the terms of a Letter of Credit on the date of issuance thereof and shall promptly after issuing a Letter of Credit furnish copies thereof to the Borrowers and the Agent. Each Issuing Bank shall within ten days after the end of each month, send to the Agent, for distribution to the Borrowers and each Bank, a schedule of outstanding Letters of Credit issued by such Issuing Bank as of the end of the prior month detailing for each such outstanding Letter of Credit (i) the face amount outstanding, (ii) its issuance date, (iii) its maturity date, (iv) the name of the beneficiary and (v) the identifying Letter of Credit number.

                  2.6 L/C Fees, Commissions and Other Charges. (a) The Borrowers shall pay to the Agent, for the account of the Banks (including the Issuing Banks) pro rata according to their respective Commitment Percentages, a letter of credit commission with respect to each Letter of Credit, computed at a rate equal to the then Applicable Margin for Eurodollar Tranche A Loans on the daily average undrawn face amount of such Letter of Credit (computed on the basis of the actual number of days such Letter of Credit is outstanding in a year of 360 days). Such commissions shall be payable in arrears on the last Business Day of each March, June, September and December to occur after the date of issuance of each Letter of Credit, and on the Termination Date or such earlier date as the Commitments are terminated, and shall be nonrefundable. The Borrowers shall also pay to each Issuing Bank, in respect of each Letter of Credit issued by such Issuing Bank, a fronting fee for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit computed at the rate of 1/8% per annum on the daily average undrawn face amount of such Letter of Credit (computed on the basis of the actual number of days such Letter of Credit is outstanding in a year of 360 days). The fees described in the preceding sentence shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the Termination Date or such earlier date as the Commitments are terminated, and shall be nonrefundable.

                           (b) In addition to the foregoing fees and
commissions, the Borrowers shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                           (c) The Agent shall, promptly following its receipt
thereof, distribute to the Issuing Banks and the Banks all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

                  2.7 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Banks to issue Letters of

Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft or any part thereof, which is not so reimbursed. Any action taken or omitted by an Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall neither create for such Issuing Bank any resulting liability to any L/C Participant nor constitute a defense to an L/C Participant's obligation to make the payments to such Issuing Bank required by the immediately preceding sentence.

                           (b) If any amount required to be paid by any L/C
Participant to an Issuing Bank pursuant to subsection 2.7(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is not paid to such Issuing Bank on the date such payment is due from such L/C Participant, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by such Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of an Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                           (c) Whenever, at any time after an Issuing Bank has
made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 2.7(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, including by way of set-off or proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such

Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

                  2.8 Reimbursement Obligation of the Borrowers. (a) The Borrowers jointly and severally agree to reimburse each Issuing Bank in respect of a Letter of Credit on each date on which such Issuing Bank notifies the Company of the date and amount of a draft presented under such Letter of Credit and paid or to be paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other direct costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to the applicable Issuing Bank at its office listed in Section 9.2 in Dollars and in immediately available funds.

                           (b) Interest shall be payable on any and all amounts
remaining unpaid by the Borrowers under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the per annum rate of the Base Rate plus 3.50% and shall be payable on demand by an Issuing Bank.

                  2.9 Obligations Absolute. (a) The obligations of the Borrowers under subsections 2.6, 2.8 and 2.9 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which one or more Borrowers may have or have had against an Issuing Bank or any beneficiary of a Letter of Credit or any other Person.

                           (b) The Borrowers agree with each Issuing Bank that
no Issuing Bank shall be responsible for, and the Borrowers' Reimbursement Obligations under subsection 2.8(a) shall not be affected by, among other things, (i) the validity or genuineness of any documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided, that reliance upon such documents by such Issuing Bank shall not have constituted gross negligence or willful misconduct by such Issuing Bank or (ii) any dispute between or among one or more Borrowers and any beneficiary of any Letter of Credit or any other Person to which such Letter of Credit may be transferred or (iii) any claims whatsoever of one or more Borrowers against any beneficiary of such Letter of Credit or any such transferee.

                           (c) Each Issuing Bank shall not be liable for any
error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

                           (d) The Borrowers agree that any action taken or
omitted by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrowers and shall neither result in any liability of such Issuing Bank to the Borrowers nor constitute a defense to the Borrowers' obligation to reimburse such Issuing Bank.

                  2.10 Letter of Credit Payments. If any draft shall be presented for payment to an Issuing Bank under any Letter of Credit, such Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of an Issuing Bank to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  2.11 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

                  2.12 Fees. (a) The Borrowers jointly and severally agree to pay to the Agent for the account of each Bank, on each March 31, June 30, September 30 and December 31 during the Commitment Period and on the date on which the Commitments shall be permanently reduced or terminated as provided herein, a commitment fee at a rate per annum equal to the Commitment Fee Rate in effect from time to time on the average daily amount of the Available Commitments during the preceding quarter (or shorter period commencing with the date hereof or ending with the Termination Date or the date on which the Commitments shall be terminated). In calculating the Available Commitments for purposes of this subsection 2.12(a), no deduction shall be made for the Commitment Holdback Amount and the Borrowers shall pay Commitment Fees on such amounts. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be paid in Dollars. The Commitment Fee due to each Bank shall commence to accrue on the date hereof, and shall cease to accrue on the Termination Date. The Agent shall distribute the Commitment Fees among the Banks pro rata in accordance with their respective Commitment Percentages.

                           (b) The Borrowers jointly and severally agree to pay
the Agent, for its own account, administrative and other fees at the times and in the amounts set forth in the Fee Letter Agreement.

                           (c) The foregoing fees shall be paid in Dollars on
the dates due, in immediately available funds, to the Agent for distribution, if and as appropriate, among the Banks. Once paid, none of the foregoing fees shall be refundable under any circumstances.

                  2.13 Interest Rates and Payment Dates. (a) Subject to the provisions of subsection 2.14, each Base Rate Tranche A Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin applicable to Base Rate Tranche A Loans. Subject to the provisions of subsection 2.14, each Base Rate Tranche B Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin applicable to Base Rate Tranche B Loans.

                           (b) Subject to the provisions of subsection 2.14,
each Eurodollar Tranche A Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Eurodollar Tranche A Loan plus the Applicable Margin applicable to Eurodollar Tranche A Loans. Subject to the provisions of subsection 2.14, each Eurodollar Tranche B Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for each Eurodollar Tranche B Loan plus the Applicable Margin applicable to Eurodollar Tranche B Loans.

                           (c) Interest on each Loan shall be payable in arrears
on each Interest Payment Date applicable to such Loan and on the Termination Date; provided that, interest accruing on overdue amounts pursuant to subsection
2.14 shall be payable on demand as provided in such subsection.

                           (d) As soon as practicable the Agent shall notify the
Company and the Banks of (i) each determination of a Eurodollar Rate and (ii) the effective date and the amount of each change in the interest rate on a Eurodollar Loan or Base Rate Loan. Each determination of an interest rate by the Agent, pursuant to any provision of this Agreement (including subsections 2.13 and 2.14) shall be conclusive and binding on the Borrowers and the Banks in the absence of clearly demonstrable error. At the request of the Borrowers, the Agent shall deliver to the Company a statement showing the quotations used by it in determining any interest rate pursuant to subsections 2.13(a) and (b).

                  2.14 Default Interest. If the Borrowers shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, the Borrowers, shall on demand from time to time pay interest on any overdue payment of principal (in lieu of the interest otherwise payable on such principal under subsection 2.13) and, to the extent permitted by law, on overdue payments of interest and other amounts due hereunder up to the date of actual payment (after as well as before judgment):

                           (a) in the case of overdue principal of a Base Rate
Loan or a Eurodollar Loan, at a rate determined by the Agent to be 2% per annum above the rate which would otherwise be payable on such Loans in accordance with the provisions hereof; and

                           (b) in the case of any other amount payable hereunder
(whether for interest, fees or otherwise), at a rate equal to 3.5% per annum above the Base Rate.

                  2.15 Inability to Determine Interest Rate. In the event, and on each occasion, that prior to the first day of the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that dollar deposits in the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Banks of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall, as soon as practicable thereafter, give written, telegraphic or telephonic notice of such determination to the Company and the Banks. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Eurodollar Loan or for conversion to or maintenance of a Eurodollar Loan pursuant to the terms of this Agreement shall be deemed to be a request for a Base Rate Loan. Each determination by the Agent hereunder shall be conclusive absent error in calculation.

                  2.16 Termination, Reduction, Extension and Increase of Commitments. (a) The Commitments shall be automatically terminated on the Termination Date whereupon the entire outstanding principal balance of the Loans, plus all accrued and unpaid interest thereon, and any fees or other amounts owed under the Loan Documents, shall be due and payable.

                           (b) Upon at least five Business Days' prior
irrevocable written (including telecopy) notice to the Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that (i) each partial reduction of the Commitments shall be in a minimum principal amount of $1,000,000 or in a whole multiple thereof and (ii) the Commitments may not be reduced or terminated if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate Exposure at such time would exceed the Total Commitments at such time.

                           (c) Any prepayment of the Loans pursuant to
subsection 2.18(a) shall permanently reduce the Commitments on a dollar-for-dollar basis.

                           (d) The Commitments shall be automatically and
permanently reduced by the amounts and on the dates set forth below; provided that, (i) the Commitment reductions set forth below occurring between February 1, 2001 and November 1, 2001 shall only occur if the Termination Date shall be extended by one year pursuant to subsection 2.16(f) and (ii) the Commitment reductions set forth below occurring after November 1, 2001 shall only occur if the Termination Date shall be extended twice pursuant to subsection 2.16(f):

--------------------------------------------------------------------------------
     Commitment Reduction Date                               Amount of Reduction
         December 15, 1998                                       $3,000,000

         May 1, 1999                                             $2,000,000

         June 15, 1999                                           $2,000,000

         August 1, 1999                                          $3,000,000

         November 1, 1999                                        $2,500,000

         February 1, 2000                                        $2,500,000

         May 1, 2000                                             $3,000,000

         August 1, 2000                                          $5,000,000

         November 1, 2000                                        $3,000,000

         February 1, 2001                                        $2,000,000

         May 1, 2001                                             $3,500,000

         August 1, 2001                                          $5,000,000

         November 1, 2001                                        $3,500,000

         February 1, 2002                                        $2,500,000

         May 1, 2002                                             $4,000,000

         August 1, 2002                                          $4,000,000

         November 1, 2002                                        $4,000,000

         December 14, 2002                                    Remaining Amount
--------------------------------------------------------------------------------

; provided, that, the Commitments shall also be reduced on August 1, 1998 by an amount equal to the amount of any increase in the Total Commitments pursuant to subsection 2.16(g).

                  Notwithstanding the foregoing, (i) if the Total Debt/OCF Ratio shown on the Total Debt/OCF Ratio Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(c) for the period ending October 31, 1998 is less than 3.00 to 1.00, then no Commitment reduction shall be required on December 15, 1998 and the Commitment reduction otherwise due on December

15, 1998 shall be due on May 1, 1999 and each subsequent Commitment reduction shall be due on the immediately following Commitment reduction date (e.g., the Commitment reduction otherwise due on May 1, 1999 in the amount of $2,000,000 shall be due on June 15, 1999, the Commitment reduction otherwise due June 15, 1999 in the amount of $2,000,00 shall be due on August 1, 1999 and so on), (ii) if the Total Debt/OCF Ratio shown on the Total Debt/OCF Ratio Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(c) for the period ending January 31, 1999 is less than 3.00 to 1.00, then no Commitment reduction shall be required on May 1, 1999 and the Commitment reduction otherwise due on May 1, 1999 and each subsequent Commitment reduction shall be due on the immediately following Commitment reduction date and (iii) if the Total Debt/OCF Ratio shown on the Total Debt/OCF Ratio Certificate delivered by the Borrowers to the Agent pursuant to subsection 5.2(c) for the period ending April 30, 1999 is less than 3.00 to 1.00, then no Commitment reduction shall be required on June 15, 1999 and the Commitment reduction otherwise due on June 15, 1999 and each subsequent Commitment reduction shall be due on the immediately following Commitment reduction date; provided, further, that, in all events the Total Commitments shall be reduced to zero on the Termination Date.

                           (e) The portion of the Commitments so terminated
pursuant to any of the provisions of this subsection 2.16 shall no longer be available for borrowing. Any reduction of the Commitments pursuant to any of provisions of this subsection 2.16 shall be applied first to the Tranche B Commitments until the Tranche B Commitments have been reduced to zero and then to the Tranche A Commitments. Simultaneously with each mandatory permanent reduction pursuant to any of the provisions of this subsection 2.16, the Borrowers shall make a payment of (i) the outstanding Tranche A Loans equal to the excess, if any, of (x) the aggregate amount of the Tranche A Exposure of all of the Banks at such time over (y) the Tranche A Commitments as so reduced and
(ii) the outstanding Tranche B Loans equal to the excess, if any, of (x) the aggregate principal amount of the Tranche B Loans of all of the Banks then outstanding over (y) the Tranche B Commitments as so reduced. All such reductions and payments shall be without penalty or premium (except for amounts owing pursuant to subsection 2.22, if any). Any and all Commitment reductions or mandatory or voluntary prepayments made pursuant to any particular paragraph of this subsection 2.16 or pursuant to subsections 2.17 or 2.18 shall be made in addition to, and not in lieu of, any and all Commitment reductions and mandatory and voluntary prepayments to be made pursuant to any other paragraph of this subsection 2.16 or pursuant to subsections 2.17 or 2.18. All mandatory and voluntary prepayments shall be applied (i) first to Tranche B Loans outstanding and then to Tranche A Loans outstanding and (ii) to repay Base Rate Loans or Eurodollar Loans, at the Borrower's option (to the extent not inconsistent with clause (i) of this sentence), provided that the Borrower shall deliver written notice of such election to the Banks prior to or simultaneously with such prepayment. If no election is made by the Borrowers, then all such mandatory and voluntary prepayments shall, unless otherwise inconsistent with the provisions of this Agreement, be applied by the Agent to first repay Base Rate Loans, and any excess shall be applied to repay Eurodollar Loans, with payments applied to Eurodollar Loans being applied in order of next maturing Interest Periods. All such mandatory and voluntary prepayments shall be accompanied by all accrued and unpaid interest thereon. Each reduction in the Commitments hereunder shall be made ratably among the Banks in accordance with their respective Commitment Percentages. The Borrowers shall pay to the Agent for the account of the Banks on the date of each termination or reduction of the Commitments, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to the date of such termination or reduction.

                           (f) During the period beginning ninety (90) days
prior to the first and second anniversary of the Closing Date and ending on such anniversary, the Company may deliver to the Agent (which shall promptly transmit to each Bank) a notice requesting that the Commitments be extended to the first anniversary of the Termination Date then in effect. Within forty-five days after its receipt of any such notice, each Bank shall notify the Agent of its willingness or unwillingness so to extend its Commitments. Any Bank that shall fail so to notify the Agent within such period shall be deemed to have declined to extend its Commitments. If each (but only if each) Bank agrees to extend its Commitments, the Agent shall so notify the Company and each Bank, whereupon (i) the respective Commitments of the Banks shall, without further act by any party hereto, be extended to the first anniversary of the Termination Date then in effect and (ii) the term "Termination Date" shall thereafter mean the first anniversary of the Termination Date then in effect. Any such extension shall be evidenced by a written agreement among the Agent, the Banks and the Company, such agreement to be in form and substance acceptable to the Agent and the Banks. In the event that one or more Banks (each a "Non-Electing Bank") shall have declined or been deemed to have declined to extend its or their Commitments and Banks holding a majority in amount of the Total Commitments shall have notified the Agent of their desire to extend their Commitments, the Borrowers shall have the right, but not the obligation, at their own expense, upon notice to each such Non-Electing Bank and the Agent, to replace all (but not less than all) such Non-Electing Banks (in accordance with and subject to the restrictions contained in Section 9.6) at any time before the thirtieth (30th) day prior to the Termination Date with one or more assignees (each a "Replacement Bank") willing to purchase the Non-Electing Banks' interests hereunder and to agree to extend its or their Commitments in accordance with the notice referred to in the first sentence of this clause (f). In such event, each Non-Electing Bank shall promptly upon request transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.6) all its interests, rights and obligations under this Agreement to the applicable Replacement Bank; provided, however, that (i) no such assignment shall conflict with any law or any rule, regulation or order of any Governmental Authority, (ii) the applicable Replacement Bank shall pay to the applicable Non-Electing Bank in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Non-Electing Bank hereunder and all other amounts accrued for such Non-Electing Bank's account or owed to it hereunder (including Commitment Fees and any unpaid costs or expenses), and (iii) a Non-Electing Bank shall not be required to sell its interests hereunder unless the Borrowers have arranged for one or more Replacement Banks to acquire the interests of all other Non-Electing Banks. If, as a result of the foregoing, each Bank (including Replacement Banks, but excluding Non-Electing Banks whose interests have been purchased as provided above) has agreed to extend its Commitments, the Commitments shall be extended as provided in clause (i) of the fourth sentence of this paragraph and the term Termination Date shall have the meaning set forth in clause (ii) in such fourth sentence of this clause (f).

                           (g) (A) The Borrowers may at any time prior to July
1, 1998 request an increase in the Commitments of the Banks by sending a written notice thereof to all of the Banks and the Agent. Such notice shall specify the total amount of the increase request by the Borrowers (the "Requested Increase") which amount shall not exceed $5,000,000. Each Bank shall respond in writing to the Borrowers (with a copy simultaneously sent to the Agent), within the time period requested by the Borrowers in the Requested Increase (provided that such time period is acceptable to the Agent), stating the maximum amount, if any, by which such Bank is willing to increase its Commitment (the "Offered Amount"). If the total of the Offered Amount for all of the Banks is greater than the Requested Increase, the Requested Increase shall be allocated amongst the offering Banks in proportion to their respective Offered Amounts. If the total of the Offered Amount for all of the Banks is equal to or less than the Requested Increase, (x) each Bank's Commitment shall increase by its Offered Amount and (y) the Borrowers may offer the difference to a new bank (a "Proposed New Bank"). If the Borrowers request that a Proposed New Bank join this Agreement and provide Commitments hereunder, the Borrowers shall at least seven
(7) days prior to the date on which such Proposed New Bank proposes to join this Agreement notify the Agent of the name of the Proposed New Bank and the amount of its proposed Commitments and deliver a duly completed New Bank Joinder with respect to such Proposed New Bank. If the Agent consents to a Proposed New Bank joining this Agreement (which consent shall not be unreasonably withheld), such Proposed New Bank shall join this Agreement pursuant to the provisions of subsection 9.6(j). No more than one Bank may be added pursuant to this subsection 2.16(g).

                                    (B) Following any increase in Commitments
pursuant to this Section 2.16(g), the Agent shall send to the Banks and the Borrowers a revised Schedule I setting forth the new Commitments of the Banks. Such schedule shall replace the existing Schedule I if no Bank objects thereto within 10 days of its receipt thereof.

                                    (C) Notwithstanding anything to the contrary
in this subsection 2.16(g), (I) the Borrowers may not request an increase in the Commitments if at the time of such request a Default or Event of Default shall exist and (II) no increase in the Commitments (including by way of the addition of a Proposed New Bank) shall become effective if on the date that such increase would become effective, a Default or Event of Default shall exist.

                  2.17 Optional Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay the Loans, in whole or in part, without premium or penalty (but in any event subject to subsection 2.22), upon prior written, telecopy or telephonic notice to the Agent given, in the case of Base Rate Loans, no later than 10:30 a.m., Philadelphia time, one Business Day before any proposed prepayment, and in the case of Eurodollar Loans, no later than 10:30 a.m., Philadelphia time, three Business Days before any such proposed prepayment. In each case the notice shall specify the date and amount of each such prepayment, whether the prepayment is of Eurodollar Loans or Base Rate Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each; provided, however, that each such partial prepayment shall be in the principal amount of at least (x) with respect to prepayments of Base Rate Loans, $500,000 or in whole multiples of $100,000 in excess thereof and (y) with respect to prepayments of Eurodollar Loans, $2,500,000 or in whole multiples of $500,000 in excess thereof. Each such prepayment shall be applied first to Tranche B Loans with any remainder being applied to Tranche A Loans.

                           (b) As provided in subsection 2.16(e), on the date of
any termination or reduction of the Commitments pursuant to subsection 2.16, the Borrowers shall pay or prepay so much of the Loans as shall be necessary in order that the Exposure at such time would not exceed the Commitments at such time and each such prepayment shall be applied first to Tranche B Loans with any remainder being applied to Tranche A Loans.

                           (c) Each notice of prepayment shall be irrevocable
and shall commit the Borrowers to prepay the amount specified in such notice.

                           (d) Upon receipt of any notice of prepayment, the
Agent shall promptly notify each Bank thereof.

                  2.18 Mandatory Prepayments. (a) Promptly upon receipt by the Company or any of its Subsidiaries of any Net Proceeds from an Asset Sale, the Borrowers shall pay to the Agent

100% of such Net Proceeds; provided that, (i) in each fiscal year of the Borrowers, the Borrowers shall not be required (unless a Default shall exist hereunder) to make any prepayments pursuant to this clause (a) until the Net Proceeds in the aggregate from Asset Sales in such fiscal year (including with respect to the fiscal year ending January 31, 1998, any such Net Proceeds received between the beginning of such fiscal year and the Closing Date) shall equal or exceed $250,000, whereupon the amount of Net Proceeds that must be applied to the Loans pursuant to this paragraph shall equal 100% of all Net Proceeds in such fiscal year in excess of $250,000. The Borrowers shall give the Agent at least one Business Day's prior written notice of each prepayment pursuant to this subsection 2.18(a) setting forth the date and expected amount thereof.

                           (b) If on any date the ratio of Total Debt on such
date to OCF for the four consecutive fiscal quarters of the Company as set forth on the most recent Total Debt/OCF Ratio Certificate furnished to the Agent pursuant to subsection 5.2(c) shall exceed the Total Debt/OCF Ratio required at such time pursuant to subsection 6.1(b) (e.g., for the period from the Closing Date to January 30, 1998, 4.50 to 1.00; for the period from January 31, 1998 to April 29, 1998, 4.30 to 1.00 etc.), the Borrowers shall, within two Business Days of receiving notice thereof from the Agent, prepay so much of the Loans as shall be necessary so that such ratio shall not exceed the Total Debt/OCF Ratio required at such time pursuant to subsection 6.1(b). Amounts prepaid pursuant to this clause (b) may be reborrowed subject to the terms and conditions hereof.

                           (c) If on any date the aggregate amount of the
Exposure at such date of all of the Banks shall exceed the difference between
(i) the Total Commitments at such date and (ii) the Commitment Holdback Amount at such date, the Borrowers shall immediately prepay the Loans in a principal amount equal to the amount of such excess.

                           (d) As provided in subsection 2.16(c), any
prepayments of the Loans pursuant to subsection 2.18(a) shall permanently reduce the Commitments on a dollar-for-dollar basis.

                           (e) All prepayments under this subsection 2.18 shall
be applied first (i) to any Tranche B Loans then outstanding and the balance, if any, to Tranche A Loans then outstanding, and (ii) to the extent not inconsistent with clause (i) above, to Base Rate Loans then outstanding and the balance, if any, to Eurodollar Loans then outstanding, with payments applied to Eurodollar Loans being applied in order of next maturing Interest Periods. Any prepayment of Eurodollar Loans shall be subject to subsection 2.22.

                  2.19 Illegality. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Bank's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2.22.

                  2.20 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation, or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                                    (i) shall subject any Bank to any tax of any
         kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for taxes covered by subsection 2.21 and changes in the rate of tax on the net income of such Bank);

                                    (ii) shall impose, modify or hold applicable
         any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans, letters of credit or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the interest rate on such Eurodollar Loan, as the case may be, hereunder; or

                                    (iii) shall impose on such Bank any other
         condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, maintaining any Commitment hereunder or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrowers shall as promptly as practicable pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the

Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                           (b) In the event that any Bank shall have determined
that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, the Borrowers shall as promptly as practicable pay such Bank, upon its demand, such additional amount or amounts as will compensate such Bank for such reduction. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall as promptly as practicable notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection setting forth the calculation of such amounts in reasonable detail submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of clearly demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                           (c) Each Bank agrees that it will use reasonable
efforts in order to avoid or to minimize, as the case may be, the payment by the Borrowers of any additional amount under subsections 2.20(a) or (b); provided, however, that no Bank shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts. Any claim by any Bank for payment from the Borrowers of any additional amounts under subsection 2.20(a) or (b) shall be made within one hundred and eighty (180) days after such Bank becomes aware of the exact amount of any such claim.

                  2.21 Taxes. (a) All payments made by the Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any

Governmental Authority (excluding, in the case of the Agent and each Bank, net income taxes and franchise or gross receipts taxes imposed on the Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Bank (excluding a connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes)) (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                           (b) Each Bank that is not incorporated under the laws
of the United States of America or a state thereof agrees that it will deliver to the Company and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Bank also agrees to deliver to the Company and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Agent. Each such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this

Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

                           (c) Notwithstanding the foregoing subsection 2.21(a),
the Borrowers shall not be required to pay any additional amounts to any Bank in respect of United States withholding tax pursuant to such subsections if (i) the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with the requirements of subsection 2.21(b) or
(ii) such Bank shall not have furnished the Company with such forms listed in subsection 2.21(b) and shall not have taken such other steps as reasonably may be available to it under applicable tax laws and any applicable tax treaty or convention to obtain an exemption from, or reduction (to the lowest applicable rate) of, such United States withholding tax.

                           (d) Any claim by a Bank for payment from any Borrower
of any Taxes under this subsection 2.21 shall be made within one hundred and eighty (180) days after such Bank becomes aware of the exact amount of any such claim.

                  2.22 Indemnity. (a) The Borrowers jointly and severally agree to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (i) default by the Borrowers in payment when due of the principal amount of or interest on any Eurodollar Loan, (ii) default by the Borrowers in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (iv) the making of a prepayment (whether voluntary, mandatory, as a result of acceleration or otherwise) of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts that a Bank is entitled to receive under this subsection 2.22 submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of clearly demonstrable error and all such amounts shall be paid by the Borrowers promptly upon demand by such Bank. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                           (b) For the purpose of calculation of all amounts
payable to a Bank under this subsection, each Bank shall be deemed to have actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such relevant Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Bank may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                           (c) Any claim by a Bank for payment from any Borrower
under this subsection 2.22 shall be made within one hundred and eighty (180) days after such Bank becomes aware of the exact amount of such claim.

                  2.23 Borrowers' Representative. Each of the Borrowers hereby appoints the Company as its non-exclusive representative, and grants to the Company an irrevocable power of attorney to act as its attorney-in-fact, with regard to all matters relating to this Agreement and each other Loan Document, including, without limitation, execution and delivery of any Notice of Borrowing, and amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith and making all elections as to interest rates and interest payment dates. The Agent and the Banks shall be entitled to rely exclusively on the Company's authority so to act in each instance without inquiry or investigation, and each of the Borrowers hereby agrees to indemnify and hold harmless the Agent and the Banks for any losses, costs, delays, errors, claims, penalties or charges arising from or out of the Company's actions pursuant to this subsection 2.23 and the Agent's and the Banks' reliance thereon and hereon. Notice from the Company shall be deemed to be notice from all of the Borrowers and notice to the Company shall be deemed to be notice to all of the Borrowers. Nothing in this subsection 2.23 shall vitiate or be held contrary to each of the Borrower's representations and covenants regarding the Loans or the net worth or solvency of the Borrowers made herein or in any of the Loan Documents. Each of the Borrowers hereby explicitly acknowledges that the Agent and each Bank has executed and delivered this Agreement and each other Loan Document to which it is a party, and has performed its obligations under this Agreement and each other Loan Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection 2.23.

                  2.24 Pro Rata Treatment of Loans and Payments; Commitment Fees. (a) Except as required under subsection 2.19 or subsection 9.6(j), each borrowing by the Borrowers hereunder, each payment or prepayment of principal of the Loans, each payment of interest on the Loans, each payment of Commitment Fees, and each reduction of the Commitments, shall be made pro rata among the Banks in accordance with their respective Commitment Percentages.

                           (b) Each Bank agrees that in computing such Bank's
portion of any borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's percentage of such borrowing to the next higher or lower whole dollar amount.

                  2.25 Payments. (a) The Borrowers shall make each payment (including principal of or interest on any borrowing or any fees or other amounts) hereunder not later than 12:00 (noon), Philadelphia time, on the date when due in Dollars to the Agent at its office set forth in subsection 9.2, in immediately available funds. Such payments shall be made without set off or counterclaim of any kind. The Agent shall distribute to the Banks any payments received by the Agent promptly upon receipt in like funds as received.

                           (b) Whenever any payment (including principal of or
interest on any borrowing or any fees or other amounts) hereunder (other than payments on Eurodollar Loans) shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day.

                           (c) The Borrowers hereby authorize and direct the
Agent to charge any deposit account of any Borrower maintained at any branch of PNC Bank, National Association for each payment of principal of and interest on the Loans and for all fees and other amounts due from the Borrowers hereunder and the Agent agrees to provide prior notice of the amount and time of each such charge; provided that, if any Event of Default shall have occurred and be continuing, no notice from the Agent shall be required.

                  2.26 Conversion and Continuation Options. The Borrowers shall have the right at any time upon prior irrevocable notice to the Agent (i) not later than 12:00 noon, Philadelphia time, one Business Day prior to conversion, to convert any Eurodollar Loan to a Base Rate Loan, (ii) not later than 10:00 a.m., Philadelphia time, three Business Days prior to conversion or continuation, to convert any Base Rate Loan into a Eurodollar Loan or to continue any Eurodollar Loan as a Eurodollar Loan for any additional Interest Period and (iii) not later than 10:00 a.m., Philadelphia time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Loan to another permissible Interest Period, subject in each case to the following:

                           (a) a Eurodollar Loan may not be converted at a time
other than the last day of the Interest Period applicable thereto;

                           (b) any portion of a Loan maturing or required to be
repaid in less than one month may not be converted into or continued as a Eurodollar Loan;

                           (c) no Eurodollar Loan may be continued as such
and no Base Rate Loan may be converted to a Eurodollar Loan when any Default has occurred and is continuing and the Agent or the Required Banks have determined that such a continuation is not appropriate;

                           (d) any portion of a Eurodollar Loan that cannot be
converted into or continued as a Eurodollar Loan by reason of paragraph 2.26(b) or 2.26(c) be converted at the end of the Interest Period in effect for such Loan to a Base Rate Loan;

                           (e) on the last day of any Interest Period for
Eurodollar Loans, if the Borrowers have failed to give notice of conversion or continuation as described in this subsection or if such conversion or continuation is not permitted pursuant to subsection 2.21(d), such Loans shall be converted to Base Rate Loans on the last day of such then expiring Interest Period.

Each request by the Borrowers to convert or continue a Loan shall constitute a representation and warranty that no Default shall have occurred and be continuing. Accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion.

                  2.27 Minimum Amounts of Tranches; Maximum Number of Tranches.
(a) All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof.

                           (b) The Borrowers shall not have outstanding at any
one time more than in the aggregate six Tranches.

                  2.28 Use of Proceeds. The Letters of Credit and the proceeds of the Loans shall be used by the Borrowers (a) for working capital and general corporate purposes in the ordinary course of business, (b) to repay Indebtedness under the Existing Credit Agreement and (c) to the extent permitted hereunder, to pay all or a portion of the purchase price for acquisitions permitted hereunder.


                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Agent and the Banks to enter into this Agreement and to make the Loans and to issue and/or participate in Letters of Credit, each of the Borrowers hereby represents and warrants to the Agent and each Bank that:

         3.1 Financial Condition. (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at January 31, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Company nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material Contingent Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other Interest Rate Hedge Agreement, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

             (b) The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at July 31, 1997 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved. Neither the Company nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material Contingent Obligation, liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other Interest Rate Hedge Agreement, which is required by GAAP to be but is not reflected in the foregoing statements or in the notes thereto.

             (c) The Company has delivered to the Agent those financial projections listed on Schedule 3.1(c) hereof (collectively, the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of the Borrowers' management. The Financial Projections accurately reflect the liabilities of the Company and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

         3.2 No Change. Since July 31, 1997, there has been no development or event nor any prospective development or event which has had or could reasonably be expected to have a Material Adverse Effect.

         3.3 Corporate Existence; Compliance with Law. Each of the Borrowers and its Subsidiaries (a) except as disclosed on Schedule 3.3, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrowers has the corporate power, authority, and legal right, to make, deliver and perform this Agreement and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings and the issuance of Letters of Credit on the terms and conditions of this Agreement and each other Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrowers) is required in connection with the borrowings or issuance of Letters of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes or any other Loan Document. This Agreement has been and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower. This Agreement constitutes and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers parties thereto enforceable against such Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Loan

Documents by the Borrowers and the Guarantors, the borrowings hereunder and the use of the proceeds thereof and the issuance of Letters of Credit hereunder will not violate any Requirement of Law or Contractual Obligation of any Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of any Borrower or its Subsidiaries pursuant to any such Requirement of Law or Contractual Obligation.

         3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened against any Borrower or any of their respective Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, the other Loan Documents or any of the transactions contemplated hereby, or (b) as to which there is a reasonable likelihood of an adverse determination and which, if adversely determined, could have a Material Adverse Effect.

         3.7 No Default. Neither the Company, any other Borrower nor any of its or their Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.8 Taxes. Each of the Borrowers and the Guarantors has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed against any of the Borrowers or any of their Subsidiaries, and, to the knowledge of each of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charges.

         3.9 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or for any purpose which violates the provisions of Regulation U or any other Regulations of the Board of Governors of the Federal Reserve System. If requested by any Bank or the Agent, the Borrowers will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-l referred to in said Regulation U. No part of the proceeds of the Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

         3.10 ERISA. Each Plan (such representations in respect of any Multiemployer Plan being made to the best knowledge of each Borrower) has complied in all material respects with the applicable provisions of ERISA and the Code. No prohibited transaction or accumulated funding deficiency (each as defined in subsection 7.1(j)) or, Reportable Event has occurred with respect to any Single Employer Plan. The present value of all accrued benefits under each Single Employer Plan of which any Borrower or a Commonly Controlled Entity is a sponsor (based on those assumptions used to fund the Plans), as calculated by such Borrower's actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of the Plans allocable to such benefits. Neither any Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither any Borrower nor any Commonly Controlled Entity would become subject under ERISA to any liability if any Borrower or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made. Such Multiemployer Plans are neither in Reorganization as defined in Section 4241 of ERISA nor Insolvent as defined in Section 4245 of ERISA. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits. Neither any Borrower nor any Commonly Controlled Entity has any or has received notice of any liability under the Coal Industry Retiree Health Benefit Act of 1992. Neither a Reportable Event nor an "accumulated funding deficiency" within the meaning of Section 412 of the Code or Section 302 of ERISA has occurred during the five-year period to the date on which this representation is made or deemed made with respect to any Single Employer Plan or Multiemployer Plan. No termination of a Single Employer Plan has occurred, and no Lien on assets of any of the Borrowers or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen during such five-year period.

         3.11 Investment Company Act. None of Borrowers is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.12 Purpose of Loans. The proceeds of the Loans shall be used by the Borrowers only for the purposes permitted under subsection 2.28.

         3.13 Environmental Matters. Except to the extent that all of the following could not reasonably be expected to have a Material Adverse Effect:

             (a) To the best knowledge of each of the Borrowers, the Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in amounts or concentrations that constitute or constituted a violation of, or reasonably could give rise to liability under Environmental Laws.

             (b) To the best knowledge of each of the Borrowers, the Properties and all operations and facilities at the Properties are in compliance, and have in the last five years been in compliance with all Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by any Borrower or any Subsidiary thereof which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof. None of the Borrowers or any of their respective Subsidiaries have assumed any liability of any Person under Environmental Laws.

             (c) Neither the Company, any other Borrower, nor any of their Subsidiaries has received or is aware of any claim, notice of violation, alleged violation, non-compliance, investigation or advisory action or potential liability regarding environmental matters or compliance of Environmental Law with regard to the Properties which has not been satisfactorily resolved by the Company, such other Borrower, or such Subsidiary, nor is the Company nor any other Borrower aware or have reason to believe that any such action is being contemplated, considered or threatened.

             (d) To the best knowledge of each Borrower, Materials of Environmental Concern have not been generated, treated, stored, transported, disposed of, at, on, from or under any of the Properties, nor have any Materials of Environmental Concern been transferred from the Properties to any other location except in either case in the ordinary course of business of the Borrowers or any of their respective Subsidiaries, in compliance with all Environmental Laws and such that it could not reasonably be expected to give rise to liability under any applicable Environmental Law.

             (e) There are no governmental, administrative actions or judicial proceedings pending or, to the best knowledge of each Borrower, contemplated or threatened under any Environmental Laws to which the Company, any other Borrower or any of their respective Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

             (f) To the best knowledge of the Borrowers, there has been no release or threat of release of Matters of Environmental Concern at or from the Properties, or arising from or related to the operation of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the business operated by the Company or any Subsidiary in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under any Environmental Law.

             (g) To the best knowledge of the Borrowers, each of the representations and warranties set forth in paragraphs 3.13(a) through 3.13(f) is true and correct with respect to each Property.

         3.14 No Material Misstatements. No financial statement, exhibit or schedule furnished by or on behalf of any Borrower or Guarantor to the Agent or any Bank in connection with the negotiation of this Agreement, any Note or any other Loan Document contains any misstatement of fact, or omitted or omits to state any fact necessary to make the statements therein not misleading under the circumstances under which they were made or given, where such misstatement or omission would be material to the interests of the Banks with respect to the performance of each Borrower of its obligations hereunder or thereunder. Prior to the date hereof, the Borrowers have disclosed to the Banks in writing any and all facts which materially and adversely affect (to the extent the Borrowers can as of the date hereof reasonably foresee), the business, operations or financial condition of the Company and its Subsidiaries taken as a whole, and the ability of the Borrowers to perform their obligations under this Agreement, the Notes and the other Loan Documents.

         3.15 Title to Properties. The real property owned or leased by the Borrowers or any Subsidiary as of the Closing Date is described on Schedule 3.15 hereto. The Borrowers and their Subsidiaries have good and marketable title to or valid leasehold interests in all properties, assets and other rights which they purport to own or lease or which are reflected as owned or leased on their respective books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby unless the failure to obtain such consent would not result in a Material Adverse Effect.

         3.16 Intellectual Property. Each of the Borrowers and each of their respective Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those as to which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property, nor does such Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrowers and their Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have such a Material Adverse Effect.

         3.17 No Burdensome Restrictions; List of Subsidiaries. No Requirement of Law or Contractual Obligation of any of the Borrowers or any of their Subsidiaries could reasonably be expected to have a Material Adverse Effect. All of the Subsidiaries of each Borrower as of the date hereof are listed on
Schedule 3.17 of this Agreement under its name, and the respective number of shares of authorized Capital Stock and issued and outstanding Capital Stock are as set forth on such schedule. There are no Subsidiaries of the Company or any Borrower which are not Borrowers hereunder or Guarantors.

         3.18 Security Interests. (a) At all times after execution and delivery of the Pledge Agreements by the Borrowers or Guarantors party thereto and satisfaction of the conditions specified in subsection 4.1(b) or in any such Pledge Agreement, the security interests created for the benefit of the Agent and the Banks under the Pledge Agreements will constitute valid, perfected security interests in the stock pledged thereunder, subject to no other Liens.

             (b) At all times after execution and delivery of the Security Documents (other than the Pledge Agreements) by the Borrowers and Guarantors party thereto and completion of the filing and recordings listed on Schedule
3.18 or in any such Security Document, the security interests created for the benefit of the Agent and the Banks pursuant to the Security Documents (other than the Pledge Agreements) will constitute valid, perfected security interests in the Collateral subject thereto, subject to no other Liens whatsoever, except Permitted Liens.

         3.19 Senior Debt Status. The obligations of the Borrowers under this Agreement and the Notes rank senior in priority of payment to the Subordinated Debt.

         3.20 Solvency. Each of the Borrowers is, and after receipt and application of the initial Loans hereunder will be, solvent such that: (a) the fair value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is greater than the total amount of its liabilities, including without limitation, Contingent Obligations, (b) the present fair salable value of its assets (including without limitation the fair salable value of the goodwill and other intangible property of such Borrower) is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, and (c) it is able to realize upon its assets and pay its debts and other liabilities and commitments (including Contingent Obligations) as they mature in the normal course of business. Each Borrower (a) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature, and (b) is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which it is engaged.

         3.21 Public Utility Holding Company Act. No Borrower is subject to regulation as a "holding company", subject to regulation as an "affiliate" of a "holding company", or subject to regulation as a "subsidiary company" of a "holding company", in each case under the Public Utility Holding Company Act of 1935, as amended.

         3.22 Insurance. Schedule 3.22 hereto lists, as of the Closing Date, all insurance policies and other bonds to which the Borrowers or any Subsidiary is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby or any replacements thereof. Such policies and bonds or any replacements thereof provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Borrowers and its subsidiaries in accordance with prudent business practice in the industry of the Borrowers and its Subsidiaries.

         3.23 Material Contracts; Franchise Agreements. As of the Closing Date, all material contracts relating to the business operations of the Borrowers, including, without limitation, all employee benefit plans, employment agreements, collective bargaining agreements and labor contracts, termination of which would result in a Material Adverse Change (collectively, the "Material Contracts") are listed on Schedule 3.23. As of the Closing Date, all such Material Contracts are valid, binding and enforceable upon the Borrowers and each of the parties thereto in accordance with their respective terms, and there is no default thereunder with respect to any of the Borrowers or, to the Borrowers' knowledge, with respect to parties other than the Borrowers. All franchise agreements to which any of the Borrowers is a party are valid, binding and enforceable upon such Borrower and each of the parties thereto in accordance with their respective terms, and to the best of the Borrowers' knowledge, all required disclosures required by law to be given in connection with those franchise agreements have been given as required and the Borrowers and to the best of the Borrowers' knowledge each of the other parties thereto are in compliance in all material respects with such franchise agreements.

                         SECTION 4. CONDITIONS PRECEDENT

         4.1 Conditions to Initial Extension of Credit. The agreement of each Bank to make the initial Extensions of Credit requested to be made by it is subject to the satisfaction on the Closing Date of the following conditions precedent:

             (a) Credit Agreement and Notes. The Agent shall have received (i) this Agreement, (A) executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Bank, and (B) executed and delivered by a duly authorized officer of each Bank and (ii) for the account of each Bank, a Tranche A Note and a Tranche B Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrowers.

             (b) Other Loan Documents. (i) The Agent shall have received the following agreements executed and delivered by a duly authorized officer of the Borrowers party thereto: (A) the Pledge Agreements, together with share certificates evidencing all of the stock pledged thereunder and stock powers or other appropriate instruments of transfer, executed in blank, (B) the Security Agreement and (C) each of the other Security Documents.

                  (ii) Any document (including without limitation financing statements) required to be filed, registered or recorded in order to create, for the benefit of the Agent and the Banks, a perfected, first priority Lien, subject only to those Liens described on Schedule 4.1(b)(ii), shall have been properly prepared for filing, registration or recording in each office in each jurisdiction in which such filings, registration and recordation are required to perfect such first priority security interests created by the Security Documents, and the Agent shall be satisfied that all such recordings and filings will be completed promptly following the Closing Date and that all necessary filing, recording and other fees and all taxes and expenses related to such filings, registrations and recordings will be paid in full by the Borrowers.

             (c) Corporate Proceedings; No Default. The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower dated as of the Closing Date certifying (A) that attached thereto is a true and complete copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of such Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and (ii) the borrowings contemplated hereunder and that such resolutions attached thereto have not been amended, modified, revoked or rescinded, (B) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of a Borrower; and such certificate and the regulations attached thereto shall be in form and substance satisfactory to the Agent and (C) that the representations contained in Section 3 are true and correct and there exists no Default after giving effect to the initial Loans hereunder.

             (d) Corporate Documents. The Agent shall have received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of each Borrower, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Borrower.

             (e) Fees and Expenses. The Agent shall have received (i) for its own account (x) the fees required to be paid on the Closing Date pursuant to the Fee Letter and (y) all costs and expenses due and payable hereunder on or before the Closing Date (if then invoiced), including, without limitation, the reasonable fees and expenses of Ballard Spahr Andrews & Ingersoll, counsel to the Agent, in connection with the transactions contemplated by the Loan Documents and (ii) for the account of each Bank, a closing fee equal to one half of one percent (1/2%) of the aggregate Commitments on the Closing Date of such Bank.

             (f) Legal Opinions. The Agent shall have received the executed legal opinion of Hale and Dorr, counsel to the Borrowers, substantially in the form of Exhibit H. Such opinion shall be addressed to the Banks and the Agent and cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

             (g) UCC Filing and Other Searches. The Agent shall have received the results of (i) Uniform Commercial Code searches made with respect to the Borrowers in the states or provinces in which their chief executive offices are located, together with copies of financing statements disclosed by such searches and (ii) such tax lien searches as the Agent shall reasonably request, and each of the foregoing searches shall disclose no Liens on any assets encumbered by any Security Document, except for Permitted Liens or, if unpermitted Liens are disclosed, the Agent shall have received satisfactory evidence of the release of such Liens.

             (h) Insurance. The Agent shall have received Certificates of Insurance with respect to each Borrower's fire, casualty, liability and other insurance covering its respective property and business, including loss payee endorsements in favor of the Agent as to all material collateral under the Security Documents.

             (i) Good Standing. The Agent shall have received certificates of good standing, subsistence and/or status dated a recent date from the Secretary of State or appropriate taxing or other authorities in the state or province of incorporation of each Borrower.

             (j) No Material Adverse Change. Since July 31, 1997, there shall have been no material adverse change in the financial condition or prospects of the Company and its Subsidiaries taken as a whole.

         4.2 Conditions to Each Extension of Credit. The agreement of each Bank to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

             (a) Representations and Warranties. Each of the representations and warranties made by each Borrower herein or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith (including by or on behalf of a Guarantor), shall be true and correct in all material respects on and as of such date as if made on and as of such date.

             (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

             (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each request by the Borrowers for a Loan or the issuance of a Letter of Credit hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.

         4.3 Closing. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Ballard Spahr Andrews & Ingersoll, 1735 Market Street, Philadelphia, PA 19103, commencing at 12:00 Noon, Philadelphia time, on December 15, 1997. The date on which the Closing shall be completed is referred to herein as the "Closing Date".

                        SECTION 5. AFFIRMATIVE COVENANTS

         Each of the Borrowers hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to any Bank or the Agent hereunder, such Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

         5.1 Financial Statements. Furnish to each Bank:

             (a) as soon as available, but in any event not later than 90 days after the close of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its consolidated Subsidiaries, including therein a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statements of income and retained earnings and changes in cash flows of the Company and its consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes thereon as shall be approved by the Company's independent certified public accountants, such financial statements to be certified by Price Waterhouse, LLP. or other independent certified public accountants selected by the Company and reasonably acceptable to the Banks, without a "going concern" or like qualification or exception or qualification arising out of the scope of the audit; and

             (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company and 90 days after the end of the fourth quarterly period of each fiscal year of the Company, unaudited cash flows of the Company and its consolidated Subsidiaries, including therein (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries, and (iii) the related consolidated statement of changes in financial position of the Company and its consolidated Subsidiaries all for the period from the beginning of such fiscal quarter to the end of such fiscal quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and accompanied by a certificate of a Responsible Officer of the Company stating that the financial statements fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date and for the periods covered thereby (subject to, except with respect to the statements as of the fourth fiscal quarter, normal year-end audit adjustments).

         5.2 Certificates; Other Information. Furnish to each Bank:

             (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the Company's independent certified public accountants reporting on such financial statements stating that in making the examination necessary for certifying such financial statements no knowledge was obtained of any Default or Event of Default, except as specifically indicated;

             (b) concurrently with the delivery of the financial statements referred to in subsection 5.1(a) and (b) (i) a certificate of a Responsible Officer of the Company showing in detail the calculations demonstrating compliance with the financial covenants set forth in subsection 6.1 and (ii) a certificate of the chief financial officer or Treasurer of the Company stating that such officer has obtained no knowledge of any Default or Event of Default except as specifically indicated; if the certificate above shall indicate that such officer has obtained knowledge of a Default or Event of Default, such certificate shall state what efforts the Borrowers are making to cure such Default or Event of Default;

             (c) within 45 days after the end of the first three fiscal quarters in each fiscal year of the Company, and within 90 days after the end of each fiscal year of the Company, a certificate of a Responsible Officer of the Company setting forth the Total Debt/OCF Ratio as of the end of such fiscal quarter or fiscal year, as the case may be, and detailing the computations necessary in calculating such Ratio (a "Total Debt/OCF Ratio Certificate");

             (d) within five days after the same are sent, copies of all certificates, financial statements and reports which the Company sent to its stockholders and within five days after the same are filed, copies of all financial statements and reports which any Borrower or Guarantor may make to, or file with, the Securities and Exchange Commission or any successor of analogous Governmental Authority;

             (e) Written notice:

                  (i) at least ten (10) calendar days prior thereto, with respect to any proposed sale or transfer of assets in excess of $250,000 pursuant to subsection 6.5, and

                  (ii) within the time limits set forth in subsection 6.15, any amendment to the organizational documents of any Borrower or Guarantor.

                  (f) Promptly upon their becoming available to the Borrowers, any reports including management letters submitted to any Borrower or Guarantor by independent accountants in connection with any annual, interim or special audit.

                  (g) Concurrently with the delivery of the financial statements referred to in subsection 5.1(a) and (b), a brief description of each acquisition that was consummated in the prior quarter, detailing the consideration paid and the cash flow of the entity or assets acquired in such acquisition.

                  (h) promptly, such additional financial and other information as the Agent or any Bank may from time to time reasonably request (including without limitation the annual budget, forecasts or projections of the Borrowers and an updated list of all currently effective franchise agreements to which any of the Borrowers are parties).

         5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

         5.4 Conduct of Business and Maintenance of Existence. Except as otherwise permitted in subsection 6.4, continue to engage in business of the same general type as now conducted by it and engage in such business only in the United States (including not opening any stores outside the United States), except that the Borrowers may enter into franchise agreements with franchisees located outside of the United States; and, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

         5.5 Maintenance of Insurance; Property. (a) Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker's compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self insurance to the extent customary. The Borrowers shall deliver (i) on the Closing Date and annually thereafter an original certificate of insurance signed by the Borrowers' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents and (ii) at the request of the Agent or any Bank, from time to time a summary schedule indicating all insurance then in force with respect to the Borrowers. Such policies of insurance shall contain endorsements, in form and substance acceptable to the Agent, which shall (i) specify the Agent (on behalf of the Banks) as an additional insured and lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including, without limitation, the liability to pay premiums) shall be the sole obligation of the Borrowers and not that of the insured, (ii) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $250,000 shall be adjusted with and payable to the Borrowers or any Subsidiaries and that all insurance proceeds for losses of $250,000 or more shall be adjusted with and payable to the Bank, (iii) include effective waivers by the insurer of all claims for insurance premiums against the Agent and the Banks, (iv) provide that no cancellation of such policies for any reason (including, without limitation, non-payment of premium) nor any change therein including any reduction in coverage shall be effective until at least thirty
(30) days after receipt by the Agent of written notice of such cancellation or change, (v) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (vi) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The Borrowers shall notify the Banks promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Following the occurrence and continuance of an Event of Default, any monies constituting insurance proceeds shall, if received by the Borrowers, be held in trust for the benefit of the Banks and promptly paid over to the Agent, on behalf of the Banks, and all such proceeds may, at the option of the Agent, either (i) be applied by the Banks to the payment of the Loans in such manner as the Banks may reasonably determine, or (ii) be disbursed to the Borrowers on such terms as are deemed appropriate by the Banks for the repair, restoration and/or replacement of property in respect of which such proceeds were paid. Otherwise, so long as no Event of Default has occurred, any monies constituting insurance proceeds shall, if received by the Agent, be disbursed to the Borrowers and, together with any such proceeds paid directly to the Borrowers, shall be applied by the Borrowers to the repair, restoration and/or replacement of property in respect of which such proceeds were paid, all as the Borrowers reasonably deem appropriate.

             (b) Maintain in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, each of the Company and its Subsidiaries will make or cause to be made all appropriate repairs, renewals or replacements thereof.

         5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice permit representatives of any Bank to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

         5.7 Notices. Promptly give notice to the Agent and each Bank of:

             (a) the occurrence of any Default or Event of Default;

             (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material

Adverse Effect;

             (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance as reasonably determined by the Company's corporate counsel or in which injunctive or similar relief is sought;

             (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, any Lien in favor of PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan or (iii) assessment of liability under the Coal Industry Retiree Health Benefit Act of 1992; and

             (e) an event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

         5.8 Environmental Laws. (a) Comply with, and require compliance by all tenants and all subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and require that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect;

             (b) Comply with all lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws; and

             (c) Defend, indemnify and hold harmless the Agent and the Banks, and their respective employees, agents, officers, directors, successors and assigns from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of or noncompliance with or liability under any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto which in each case relate to or arise in connection with any Borrower, any Property or any activities relating to any other property or business of a Borrower or the enforcement of any rights provided herein or in the other Loan Documents, including, without limitation, attorneys' and consultants' fees, response costs, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of any of the foregoing enumerated parties. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment of the Notes.

         5.9 Management Changes. Notify the Agent in writing within thirty (30) days after any change of its executive officers.

         5.10 Further Assurances. From time to time, at their expense, faithfully preserve and protect the Agent's and the Bank's Lien on and security interest in the Collateral as a continuing first priority perfected Lien, subject only to Liens permitted under subsection 6.2, and shall do such other acts and things as the Agent or the Required Banks in its or their sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Security Documents and to exercise and enforce its or their rights and remedies thereunder with respect to the Collateral.

         5.11 [INTENTIONALLY BLANK]

         5.12 Pledge of Property. At any time and from time to time at the written request of the Agent, each Borrower or Guarantor shall execute, deliver and, if requested, record and/or file such security agreements, pledge agreements, mortgages and/or related or similar documents as the Agent shall reasonably request and take such further action as the Agent shall reasonably request, in each case, in order to grant to the Agent (or other Person selected by the Agent) for the benefit of the Banks, a Lien on all of such Borrower's right, title and interest in all real or personal property owned by such Borrower or Guarantor or any real or personal property acquired by such Borrower or Guarantor after the Closing Date or, to the extent such Borrower or Guarantor becomes a Borrower or Guarantor after the Closing Date, all of such Borrower's right, title and interest in any and all assets of such Borrower or Guarantor, in each case as additional collateral for the obligations of the Borrowers to the Agent and the Banks under this Agreement and the other Loan Documents.

         5.13 Notice and Joinder of New Subsidiaries. Notify the Agent as soon as practicable after acquiring or creating a new Subsidiary, and cause such new Subsidiary to execute and deliver to the Agent (a) at the Agent's sole election, either a Joinder Agreement pursuant to which such Subsidiary shall become a Borrower hereunder, or a Guarantee pursuant to which such Subsidiary shall guarantee the obligations of the Borrowers hereunder and under the other Loan Documents and (b) a Security Agreement or such other Collateral Documents as the Agent shall reasonably request, including UCC Financing Statements. In addition, at the request of the Agent, the stock of such Subsidiary shall be pledged to the Agent under a Pledge Agreement and all stock certificates representing interests in such Subsidiary shall be delivered to the Agent together with undated stock powers. If the Subsidiary shall become a Borrower hereunder, the Borrowers shall, if requested by the Agent, execute and deliver to the Agent new Notes which shall include as an obligor the new Subsidiary. The Borrowers shall execute and deliver and cause any Guarantor to execute and deliver to the Agent such further documents and take such actions as the Agent may reasonably request.

         5.14 Interest Rate Hedge Agreements. Within thirty (30) days of the Closing Date, enter into, with either one or more Banks or with one or more other financial institutions organized under the laws of the United States, the unsecured long-term debt obligations of which are rated "A3" or higher by Moody's or "A-" or higher by S&P, and issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $250,000,000, such interest rate protection contracts (collectively, the "Interest Rate Hedge Agreements"), with terms of at least three (3) years, as are necessary to cause at least $30,000,000 of the Borrowers' Indebtedness to bear interest either at a fixed rate or be subject to such contracts such that such Indebtedness is protected against an increase in rates of 200 basis points or more. Such contracts shall conform to ISDA standards, shall (unless with a Bank) be subject to such intercreditor and subordination provisions as may be required by the Agent and shall otherwise be acceptable to the Agent. Any Interest Hedge Agreements shall be unsecured unless entered into with a Bank, in which case obligations thereunder shall be secured by the Security Documents.

         5.15 Good Standing. (a) Within one hundred and eighty (180) days of the Closing Date (i) cause Palmer Video Corporation to become in good standing in the State of New Jersey and to be qualified to transact business as a foreign corporation in the State of New York and (ii) cause Video King of Broome County to file with the State of New York its past due Biennial Statement.

             (b) Within ninety (90) days of the Closing Date cause any financing statements in favor of V.P.D. IV, Inc. to be removed of record.

                          SECTION 6. NEGATIVE COVENANTS

         Each of the Borrowers hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid, any Letter of Credit remains outstanding or any other amount is owing to any Bank or the Agent hereunder, such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         6.1 Financial Condition Covenants.

             (a) Maintenance of Net Worth. Permit Consolidated Net Worth on any day to be less than (i) from the Closing Date until January 31, 1998, $96,839,000 and (ii) thereafter, the sum of (x) $96,839,000 plus (y) seventy-five percent (75%) of Consolidated Net Income for each fiscal year commencing with the fiscal year ending January 31, 1998, exclusive of any fiscal year in which Consolidated Net Income is a negative and (z) one-hundred percent (100%) of the Net Proceeds from the issuance after the Closing Date of Capital Stock of any Borrower or Subsidiary thereof.

             (b) Total Debt/OCF Leverage Ratio. Permit for any period of four consecutive fiscal quarters ending on any date set forth below the Total Debt/OCF Ratio to be greater than the number set forth opposite such date below:

================================================================================
                 Date                             Maximum Total Debt/OCF Ratio
================================================================================
October 31, 1997                                  4.50 to 1.00
January 31, 1998                                  4.30 to 1.00
April 30, 1998                                    4.00 to 1.00
July 31, 1998                                     3.50 to 1.00
The last day of each fiscal                       3.25 to 1.00
quarter thereafter
================================================================================

             (c) Minimum OCF. Permit for any period of four consecutive fiscal quarters ending on any date set forth below OCF to be less than the number set forth opposite such date below:

         Date                                                 Minimum OCF
         ----                                                 -----------
October 31, 1997                                              $13,036,000
January 31, 1998                                               13,920,000
April 30, 1998                                                 15,218,000
July 31, 1998                                                  18,182,000
October 31, 1998                                               19,281,000
January 31, 1999                                               19,700,000
April 30, 1999                                                 20,009,000
July 31, 1999                                                  20,218,000
The last day of each fiscal                                    20,218,000
quarter thereafter

             (d) Capital Expenditures. (i) Permit for any fiscal quarter ending on the dates set forth below Capital

Expenditures of the Company and its Subsidiaries taken as a whole incurred in such period to be greater than the numbers set in the Capital Expenditures Projection Letter.

         (ii) Permit for any fiscal year of the Company commencing with the fiscal year ending January 31, 2000, Capital Expenditures of the Company and its Subsidiaries taken as a whole incurred in such fiscal year to be greater than $2,000,000 in the aggregate, or such other amount as may be approved in writing by the Required Banks.

         (iii) For purposes of clauses (i) and (ii) above, (A) Capital Expenditures shall include the sum of the fair market value of all assets leased by the Company and its Subsidiaries as lessee in connection with the operation of any store (other than leases of real property but including leases of fixtures and improvements) and (B) any amounts not expended in the period for which it is permitted, may be carried over for expenditure in the next twelve-month period but not any subsequent periods.

             (e) Fixed Charge Coverage Ratio. At the last day of any fiscal quarter of the Company commencing with the fiscal quarter ending October 31, 1997, permit the ratio of (i) OCF for the period of four consecutive fiscal quarters ending on such day to (ii) Consolidated Fixed Charges for the period of four consecutive fiscal quarters ending on such day to be less than 1.10 to 1.00.

         6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

         6.3 Limitation of Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

             (a) Indebtedness in respect of the Loans, the Notes and other obligations of the Borrowers under this Agreement;

             (b) Indebtedness of any Borrower or Guarantor to any other Borrower or Guarantor; and

             (c) Indebtedness (i) listed on Schedule 6.3, and renewals, extensions and modifications thereof which do not increase the principal amount thereof or otherwise significantly change the terms thereof unless otherwise specified in Schedule 6.3 and (ii) Indebtedness under Capital Leases or secured by Purchase Money Security Interests in an aggregate amount for both clauses (i) and (ii) above not exceeding in the aggregate $2,000,000.

         6.4 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that:

             (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any other Borrower (provided that such Borrower shall be the continuing or surviving corporation); and

             (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to a Borrower; provided that, immediately after any such transaction referred to in paragraphs (a) and (b) above and after giving effect thereto, each of the Borrowers is in compliance with this Agreement and no Default or Event of Default shall have occurred and be continuing or result from such transaction.

         6.5 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

             (a) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Borrowers' or such Subsidiary's business;

             (b) transactions involving the sale or lease of inventory in the ordinary course of business;

             (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection in the ordinary course of business of such accounts receivable;

             (d) as permitted by subsection 6.4; and

             (e) in addition to the above subsections 6.5(a) through 6.5(d) inclusive, any such conveyances, sales, leases, assignments, transfers or other disposals, the aggregate amount of which for the Company and its Subsidiaries for any fiscal year of the Company does not exceed $250,000; provided that (i) such conveyance, sale, lease, assignment, transfer or other disposition is for cash consideration which the officers or Board of Directors of the Company or its Subsidiary, as the case may be, deems to be fair and reasonable and (ii) the Net Proceeds are applied to the Loans to the extent provided in subsection 2.18.

         6.6 Limitation on Distributions. Declare or pay any

Distribution (whether in cash or property or obligations of a Borrower or any Subsidiary thereof) in respect of any Borrower or any Subsidiary thereof, except any Wholly-Owned Subsidiary may declare and pay dividends to a Borrower or Guarantor.

         6.7 Transactions with Affiliates. Except as expressly permitted in this Agreement, directly or indirectly enter into any transaction or arrangement whatsoever (including without limitations any purchase, sale, lease or exchange of property or the rendering of any service) or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing in the ordinary course of and pursuant to the reasonable requirements of such Borrower's and its Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

         6.8 Sale and Leaseback. Enter into any arrangement with any Person providing for the leasing by such Borrower or any Subsidiary thereof of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations thereof.

         6.9 Limitation on Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation except:

             (a) guarantees made in the ordinary course of its business by any of the Borrowers or its Subsidiaries of obligations of any of their Subsidiaries, provided those obligations are otherwise permitted under this Agreement;

             (b) Contingent Obligations described on Schedule 6.9; and

             (c) Guarantees of the Borrowers' obligations under the Loan Documents pursuant to the Guarantees.

         6.10 Limitation on Investments, Loans and Advances. Purchase, hold or acquire beneficially any stock, other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make or permit to exist any investment or acquire any interest whatsoever in, any other Person, except:

             (a) extensions of trade credit to customers in the ordinary course of business;

             (b) Permitted Investments;

             (c) advances to employees of the Borrowers or


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
their Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

             (d) Capital Stock of any Subsidiary; provided that such Capital Stock is pledged to the Agent for the benefit of the Banks pursuant to a Pledge Agreement.

             (e) loans, advances and capital contributions by a Borrower to the Company or to any Borrower or Guarantor that is a Wholly-Owned Subsidiary of the Company; and

             (f) Permitted Acquisitions.

         6.11 Limitation on Optional Payments and Modifications of Subordinated Debt. Make any optional payment or prepayment on or redemption, defeasance or purchase of any Subordinated Indebtedness; or amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms (including the payment terms) of any Subordinated Debt.

         6.12 Limitation on Negative Pledge Clauses. Enter into any agreement with any Person other than the Banks which prohibits or limits the ability of any Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its properties, assets or revenues, whether now owned or hereafter acquired; provided that a Borrower or Guarantor may enter into such an agreement in connection with a Purchase Money Security Interest permitted hereunder, provided that such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

         6.13 Fiscal Year. Permit the fiscal year of a Borrower or Guarantor to end on a day other than January 31.

         6.14 Limitation on Conduct of Business. Enter into any business either directly or through any Subsidiary except for businesses in the United States in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement and any business in the United States directly related to such existing businesses; provided that, the Borrowers may enter into franchise agreements with franchisees located outside the United States.

         6.15 Changes in Organizational Documents. None of the Borrowers shall amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Capital Stock), by-laws or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Agent, in the event such change would be adverse to the Agent and/or the Banks as determined by the Agent in its sole discretion.

         6.16 Landlord Waivers. Permit, on any date on and after one-hundred twenty (120)_ days after the Closing Date, more


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
than one-third (1/3) in Dollar amount of all of the Borrowers' Inventory (as defined in the Security Agreement) to be maintained at locations which (a) are not owned by a Borrower free and clear of any mortgage or other Lien, except any Lien in favor of the Agent for the benefit of the Banks or (b) are leased by a Borrower unless (i) the owner of such location has executed a landlord waiver in form and substance satisfactory to the Agent or (ii) such location is in a state in which the Company has demonstrated to the Agent, and the Agent in its reasonable judgment concurs, that any potential statutory Lien in favor of the owner of such location would be junior in priority to the Lien in favor of the Agent, for the benefit of the Banks, in the Borrowers' Inventory present at such location.

                          SECTION 7. EVENTS OF DEFAULT

         7.1 Events of Default. If any of the following events shall occur and be continuing:

             (a) A Borrower shall fail to pay any principal of or interest on any Note, any Reimbursement Obligation or any other amount payable hereunder or thereunder (including without limitation any fees) when due in accordance with the terms thereof or hereof; or

             (b) Any representation or warranty made or deemed made by a Borrower herein or in any other Loan Document or which is contained in any certificate or financial statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

             (c) A Borrower shall default in the observance or performance of any agreement contained in Section 6 of this Agreement; or

             (d) (i) A Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsection (a) through (c) above) or any other Loan Document or (ii) a Guarantor shall default in the observance or performance of any agreement contained in the Guarantee executed by it or any other Loan Document to which it is a party, and in each case any such default shall continue unremedied for a period of 20 days; or

             (e) A Borrower or any Subsidiary thereof shall (i) default in the payment of any principal of or interest on or any other amount payable on any Indebtedness (other than the Notes) or in the payment of any Contingent Obligation (other than the Guarantees), beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created and the aggregate amount of such Indebtedness and/or Contingent Obligations in respect of which such default or defaults shall have occurred is at least $250,000; or
(ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due and payable prior to its stated maturity or such Contingent Obligation to become payable; or

             (f) (i) A Borrower or any Subsidiary thereof shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or a Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, satisfied, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) a Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they generally become due; or

             (g) One or more judgments or decrees shall be entered against a Borrower or any of its Subsidiaries involving in the aggregate a liability (excluding any such judgments or orders which are fully covered by insurance, subject to any customary deductible, and under which the applicable insurance carrier has acknowledged such full coverage in writing) of $250,000 or more and all such judgments or decrees shall not have been vacated, discharged, settled, satisfied or paid, or stayed or bonded pending appeal, within 30 days from the entry thereof; or

             (h) Any Change in Control shall occur; or

             (i) A Borrower or any Subsidiary thereof shall fail to (i) comply with or require compliance by all tenants and, to the extent possible, all subtenants, if any, with all Environmental Laws or obtain and comply with and maintain, or require that all tenants and, to the extent possible, all subtenants, obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws except to the extent that failure to so comply or obtain or maintain such documents could not reasonably be expected to have a Material Adverse Effect; or (ii) comply with all lawful and binding orders and directives of all Governmental Authorities respecting Environmental Laws except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect; or

             (j) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist in regard to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

             (k) the Company shall cease to own, directly or indirectly, one-hundred percent (100%) of the legal and beneficial ownership of each other Borrower except pursuant to a transaction permitted under subsection 6.4; or

             (l) Any Security Document shall, at any time, cease to be in full force and effect (unless released by the


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
Agent) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Borrower or Guarantor or the Agent shall not have or shall cease to have valid, perfected security interests in the collateral subject thereto, subject to no other liens whatsoever, except Permitted Liens;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to a Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall automatically and immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the written request of the Required Banks, the Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Agent may, or upon the written request of the Required Banks, the Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

         With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrowers hereby grant to the Agent, for the benefit of each Issuing Bank, the L/C Participants and the Banks and the Agent, a security interest in such cash collateral to secure all obligations of the Borrowers under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Notes and the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Notes and the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral accounts shall be returned to the Borrowers. The Borrowers shall execute and deliver to the Agent, for the account of each Issuing Bank, the L/C Participants, the Banks and the Agent, such further documents and instruments as the Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

         Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                              SECTION 8. THE AGENT

         8.1 Appointment. Each Bank hereby irrevocably designates and appoints PNC Bank, National Association as the Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes PNC Bank, National Association, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Agent. PNC Bank, National Association agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement and the other Loan Documents.

         8.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Banks for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. The Banks hereby agree that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by a Borrower or any officer thereof contained in this Agreement, the other Loan Documents or in any certificate,


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
report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or the other Loan Documents or for any failure of the Borrowers (or any of them) to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Borrowers (or any of them).

         8.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to one or more of the Borrowers), independent accountants and other experts selected by such Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Banks hereby agree that the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

         8.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.


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
         8.6 Non-Reliance on Agent and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement and each other Loan Document to which it is a party. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers and Guarantors. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         8.7 Indemnification. The Banks agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation, if any, of the Borrowers to do so) in Dollars, ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

         8.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and Guarantors (or any of them) as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any
Note issued to it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

         8.9 Release of Liens. Upon the sale of any assets of the Borrowers in compliance with subsection 6.5, the Agent will take such action as may be necessary to evidence the release of the Banks' Lien on such assets, including delivering to the Borrowers, at the cost of the Borrowers, appropriate releases, Uniform Commercial Code termination statements and mortgage satisfaction documents, as appropriate.

         8.10 Successor Agent. The Agent may resign as Agent hereunder and under the other Loan Documents upon 30 days' notice to the Banks and the Company. If the Agent shall resign, then the Required Banks shall appoint from among the Banks a successor Agent for the Banks, which appointment shall be subject to the approval of the Company, which approval shall not be unreasonably withheld, delayed or conditioned. Any rejection by the Company of a successor agent shall specify the reasons for such rejection. Failure of the Company to approve or reject a successor agent within ten days following request for approval shall be deemed to constitute approval. Upon such appointment and approval, such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent effective upon its appointment and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or the other Loan Documents or any holders of the Notes. After any retiring Agent's resignation, the provisions of this
Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         8.11 Beneficiaries. Except as expressly provided herein, the provisions of this Section 8 are solely for the benefit of the Agent and the Banks, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers.

                            SECTION 9. MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement, any Note any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Agent and the Borrowers may, from time to time, enter into written amendments (including letter amendments), supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or any other Loan Document or changing in any manner the rights of the Banks or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate of interest or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder or extend the period for payment thereof, or change the duration or the amount of any Bank's Commitment in each case without the consent of the Bank affected thereby or (b) or amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or amend the definition of Permitted Acquisitions, or consent to the assignment or transfer by the Borrowers or the Guarantors of any of their rights and obligations under this Agreement, the Notes and the other Loan Documents, or release all or substantially all of the Collateral or extend the maturity of any Letter of Credit beyond the Termination Date in each case without the written consent of all the Banks, or (c) amend, modify or waive any provision of Section 8 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Borrowers, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex confirmed in writing), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or the next Business Day if sent by reputable overnight courier, postage prepaid, for delivery on the next Business Day, or, in the


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case of telecopy notice, when received during normal business hours, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrowers or the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrowers           c/o West Coast Entertainment Corporation
         or any of them:         One Summit Square
                                 Suite 200
                                 Route 413 and Double Woods Road
                                 Newtown, PA  19047
                                 Attention:    T. Kyle Standley, President
                                 Telecopy:     (215) 968-5164

         The Agent:              PNC Bank, National Association
                                 Suite 200
                                 1000 Westlakes Drive
                                 Berwyn, PA  19312
                                 Attention:    Charlene Massih
                                 Telecopy:     (610) 725-5799

         With a Copy to:         PNC Bank, National Association
                                 Multi-Bank Loan Administration
                                 One PNC Plaza
                                 249 Fifth Avenue
                                 Fourth Floor Annex
                                 Pittsburgh, PA  15222
                                 Attention:  Arlene Ohler
                                 Telecopy:   (412) 762-8672

provided that (a) any notice, request or demand to or upon the Agent or the Banks pursuant to subsections 2.3, 2.5, 2.16, 2.17, 2.18 and 2.26 shall not be effective until received and (b) any notice of a Default or Event of Default hereunder shall be sent by telecopy or reputable overnight courier.

         9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents.

         9.5 Payment of Expenses and Taxes. Each of the Borrowers jointly and severally agrees (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and the syndication of, this Agreement, the Notes, the other Loan Documents and any other documents executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with any amendment, supplement or modification to this Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith, including without limitation, the reasonable fees and disbursements of counsel, (c) pay or reimburse the Agent and each Bank for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to the Agent and to the several Banks, (d) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (e) to pay, indemnify, and hold each Bank and the Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, in tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of or in any other way arising out of or relating to, this Agreement, the Notes, the other Loan Documents, or any such other documents contemplated by or referred to herein or therein or any action taken by any Bank or the Agent with respect to the foregoing (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such person or (ii) legal proceedings commenced against such person by any other Bank. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

         9.6 Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of a Borrower, the Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. No Borrower or Guarantor may assign or transfer any of their rights or obligations under this Agreement or the other Loan Documents without the prior written consent of each Bank.

             (b) Each Bank may, in accordance with applicable law, sell to any Bank and, with the consent of the Company and the Agent (which consents shall not be unreasonably withheld) to one or more banks or other financial institutions (each, a "Purchasing Bank") all or any part of its interests, rights and obligations under this Agreement, the Notes and the other Loan Documents (including all or a portion of its Commitments and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) so long as no Event of Default shall exist and be continuing, such assignment shall be in an amount not less than $5,000,000 (or the lesser of (x) the full amount of such Bank's Commitments and (y) such amount as the Company and the Agent shall agree in their sole discretion), (ii) such assignment shall be of all or a pro rata portion of all of such assigning Bank's interests hereunder (i.e., no Bank may sell a non-pro rata interest) and (iii) the parties to each such assignment shall execute and deliver to the Agent and the Company for its acceptance and recording in the Register an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $3,500. Upon acceptance and recording pursuant to paragraph (e) of this subsection 9.6, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) such Purchasing Bank shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement and (B) the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.19, 2.20, 2.21, 2.22 and 9.5 (to the extent that such Bank's entitlement to such benefits arose out of such Bank's position as a Bank prior to the applicable assignment), as well as to any Commitment Fees accrued for its account and not yet paid). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting amounts and percentages held by the Banks arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such assigning Bank under this Agreement, the

Notes and the other Loan Documents. Notwithstanding any provision of this subsection 9.6, the consent of the Company shall not be required for any assignment which occurs at any time when any of the events described in subsection 7.1(f) shall have occurred and be continuing.

             (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the Purchasing Bank thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Bank warrants that it is the legal and beneficial owner of the interest being assigned thereby, free and clear of any adverse claim and that its Commitment(s), and the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrowers or any Subsidiary thereof or the performance or observance by the Borrowers or any Subsidiary thereof of any of its obligations under this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such Purchasing Bank represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such Purchasing Bank confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to subsection 5.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such Purchasing Bank will independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such Purchasing Bank agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection
2.21 to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Purchasing Bank's exemption from United States withholding taxes with respect to all payments to be made to the Purchasing Bank under this Agreement.

             (d) The Agent shall maintain at its offices in Philadelphia, Pennsylvania a copy of each Assignment and Acceptance and the names and addresses of the Banks, and the Commitments of, and principal amount of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Bank at any reasonable time and from time to time upon reasonable prior notice.

             (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and a Purchasing Bank (and in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company and the Agent) together with the Note or Notes subject to such assignment and the processing and recordation fee referred to in paragraph (b) above, the Agent shall promptly (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give notice thereof to the Banks. Within five Business Days after receipt of notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for the surrender of the original Notes, (A) new Notes to the order of such Purchasing Bank in an amount equal to the Commitments assumed and (B) if the assigning Bank has retained a Commitment or, with respect to assignments occurring after the termination of the Commitments, a portion of Loans, new Notes, as appropriate, to the order of such assignor in the respective amount equal to the Loans retained by it and/or the Commitments retained by it, as the case may be. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note(s); such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of Exhibit A-1 and A-2 hereto, as appropriate. Canceled Notes shall be returned to the Company.

             (f) Each Bank may without the consent of the Company or the Agent (except to the extent provided below) sell participations to one or more banks or other entities (each a "Participant") in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents, provided, however, that
(i) such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, (iv) the Borrowers, the Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents, (v) in any proceeding under the Bankruptcy Code the Bank shall be, to the extent permitted by law, the sole representative with respect to the obligations held in the name of such Bank, whether for its own account or for the account of any Participant,
(vi) such Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of this Agreement or the Note or Notes held by such Bank or any other Loan Document, other than any such amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest that forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Loan, releases any guarantor of such Loan or releases all or substantially all of the Collateral, if any, securing any such Loan.

             (g) If amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note and other Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note or any other Loan Document, provided that in purchasing such participation such Participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in subsection
9.8. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 2.19, 2.20, 2.21, 2.22 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the assigning Bank would have been entitled to receive in respect of the amount of the participation transferred by such assigning Bank to such Participant had no such transfer occurred.

             (h) If any Participant of a Bank is organized under the laws of any jurisdiction other than the United States or any state thereof, the assigning Bank, concurrently with the sale of a participating interest to such Participant, shall cause such Participant (i) to represent to the assigning Bank (for the benefit of the assigning Bank, the other Banks, the Agent and the Borrowers) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrowers or the assigning Bank with respect to any payments to be made to such Participant in respect of its participation in the Loans and (ii) to agree (for the benefit of the assigning Bank, the other Banks, the Agent and the Borrowers) that it will deliver the tax forms and other documents required to be delivered pursuant to paragraph 2.21(b) and comply from time to time with all applicable U.S. laws and regulations with respect to withholding tax exemptions.

             (i) Any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder.

             (j) Any bank becoming a party to this Agreement pursuant to subsection 2.16(g) hereof (an "Additional Bank") shall, at least seven (7) days before the effective date of such bank's joinder hereto, complete, execute and deliver to the Agent a New Bank Joinder. Such New Bank Joinder shall include, among other things, a joinder to this Agreement and otherwise be satisfactory to the Agent and the Borrowers. Upon the effective date of such joinder, such Additional Bank shall be a party hereto and shall be one of the Banks hereunder for all purposes except that such Additional Bank's rights shall be limited in the following respects as more fully set forth in such joinder: (i) on the effective date of such joinder the Borrowers shall repay all outstanding Base Rate Tranche A Loans and Base Rate Tranche B Loans and reborrow a like amount of Base Rate Tranche A Loans and Base Rate Tranche B Loans from the Banks, including the Additional Bank, according to their new Commitment Percentages and
(ii) such Additional Bank shall not participate in any Eurodollar Loans which are outstanding on the effective date of such joinder but shall participate in all new Loans made to the Borrowers after the effective date of such joinder including, without limitation, new Eurodollar Loans and renewals and conversions of Eurodollar Loans. If the Borrowers should (i) renew after the effective date of such joinder any Eurodollar Loans existing on such date or (ii) convert after the date of such joinder any Eurodollar Loans existing on such date, the Borrowers shall be deemed to repay the applicable Loans on the conversion or renewal date, as the case may be, and then reborrow a similar amount on such date so that the Additional Bank shall participate in such Loans after such renewal or conversion date. Any increase in the Commitments pursuant to subsection 2.16(g) and this subsection 9.6(j) shall increase the Tranche B Commitments and not the Tranche A Commitments. Simultaneously with the execution and delivery of such joinder pursuant to which such Additional Bank shall join this Agreement (i) each Bank's Commitments shall be readjusted so that each Bank has the same percentage of the Tranche A Commitments as it does of the Tranche B Commitments and (ii) the Borrowers shall execute and deliver to each Bank a new Tranche A Note and a new Tranche B Note in the respective amounts of each Bank's new Tranche A Commitment and Tranche B Commitment.

         9.7 Disclosure of Information. Unless otherwise consented to by the Company in writing, each of the Banks and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement; provided that nothing herein shall limit the disclosure of any such information
(a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Bank or the Agent, (c) to bank examiners, auditors or accountants, (d) to the Agent or any other Bank, (e) in connection with any litigation to which any one or more of the Banks or the Agent is a party involving one or more Borrowers or Guarantors or its or their properties or in any way relating to this Agreement or any other Loan Documents or any Loans or other obligations of one or more Borrowers or Guarantors to the Agent or any Bank and (f) to any Participant or Purchasing Bank (or prospective Participant or Purchasing Bank) so long as such Participant or Purchasing Bank (or prospective Participant or Purchasing Bank) agrees to comply with the requirements of this Section.

         9.8 Adjustments; Set-off. (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans owing to it or the Reimbursement Obligations owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each of the Borrowers, jointly and severally agrees that each Bank so purchasing a portion of another Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

             (b) In addition to any rights and remedies of the Banks provided by law, upon the occurrence and during the continuance of an Event of Default, each Bank shall have the right, without prior notice to the Borrowers (or any of them), any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of one or more Borrowers. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         9.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, on behalf of the Borrowers, and each of the Banks.

         9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.11 Integration. This Agreement and the other Loan Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

         9.13 Submission To Jurisdiction; Waivers. Each of the Borrowers hereby irrevocably and unconditionally:

             (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the Notes, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the Commonwealth of Pennsylvania, the courts of the United States of America for the Eastern District of Pennsylvania, and appellate courts from any thereof;

             (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

             (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto;

             (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

             (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary or punitive or consequential damages.

         9.14 Acknowledgements. Each of Borrowers hereby acknowledges that:

             (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

             (b) neither the Agent nor any Bank has any fiduciary relationship to the Borrowers or the Guarantors (or any of them) and the relationship hereunder between the Agent and Banks, on the one hand, and the Borrowers and Guarantors, on the other hand, is solely that of debtor and creditor; and

             (c) no joint venture exists among the Banks or among the Borrowers and Guarantors (or any of them) and the Banks.

         9.15 No Right of Contribution. No Borrower shall seek or be entitled to any reimbursement from any other Borrower, or be subrogated to any rights of the Banks against the Borrowers, in respect of any payments made pursuant to the Loan Documents, until all amounts owing to the Banks hereunder and under the Notes are paid in full and the Commitments are terminated.

         9.16 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY MANDATORY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


ATTEST:                            WEST COAST ENTERTAINMENT
                                   CORPORATION


                                   By:
                                       Name:
[seal]                                 Title:


ATTEST:                            VIDEOSMITH, INCORPORATED


                                   By:
                                       Name:
[seal]                                 Title:


ATTEST:                            WEST COAST FRANCHISING COMPANY


                                   By:
                                       Name:
[seal]                                 Title:


ATTEST:                            PALMER WEST COAST CORPORATION


                                   By:
                                       Name:
[seal]                                 Title:


ATTEST:                            PALMER VIDEO CORPORATION


                                   By:
                                       Name:
[seal]                                 Title:

ATTEST:                            PALMER INVESTMENT CORPORATION


                                   By:
                                       Name:
[seal]                                 Title:


ATTEST:                             CASABLANCA DISTRIBUTING
                                    CORPORATION


                                    By:
                                        Name:
[seal]                                  Title:



ATTEST:                             RKT MERGER CO.



                                    By:
                                        Name:
[seal]                                  Title:


ATTEST:                             SHOWTIME, INC.


                                    By:
                                        Name:
[seal]                                  Title:


ATTEST:                             VIDEO GIANT INC.


                                    By:
                                        Name:
[seal]                                  Title:


ATTEST:                             VIDEO KING OF BROOME COUNTY,
                                    INC.


                                    By:
                                        Name:
[seal]                                  Title:



ATTEST:                             KING VIDEO ENTERPRISES, INC.

                                    By:
                                         Name:
[seal]                                   Title:

ATTEST:                             WEST COAST FINANCING CORPORATION


                                    By:
                                         Name:
[seal]                                   Title:


ATTEST:                             WEST COAST LICENSING
                                    CORPORATION


                                       By:
                                           Name:
[seal]                                     Title:


                                    PNC BANK, NATIONAL
                                     ASSOCIATION, as a Bank and as
                                     Agent


                                    By:
                                        Name:
                                        Title:


                                    FIRST UNION NATIONAL BANK


                                    By:
                                        Name:
                                        Title:


                                    SUMMIT BANK CORPORATION


                                    By:
                                        Name:
                                        Title:


                                    BANKBOSTON, N.A., F/K/A THE

                                    FIRST NATIONAL BANK OF BOSTON


                                    By:
                                         Name:
                                         Title:


                                    THE SUMITOMO BANK, LIMITED


                                    By:
                                        Name:
                                        Title:


                                    By:
                                        Name:
                                        Title:

                                                                      SCHEDULE I

                               Addresses of Banks


BANK ADDRESSES                                                              TRANCHE A                       TRANCHE B
                                                                           COMMITMENT                       COMMITMENT
                                                                           ----------                       ----------

PNC BANK, National Association                                           $16,923,076.97                    $3,076,923.09
Suite 200
1000 Westlakes Drive
Berwyn, PA  19312
Attention:                          Charlene Massih
Telephone:                          (610) 725-5756
Telecopy:                           (610) 725-5799


FIRST UNION NATIONAL BANK                                                 12,692,307.68                    2,307,692.32
123 South Broad Street
Philadelphia, PA  19109
Attention:                          Suzanne Storm
Telephone:                          (215) 985-7767
Telecopy:                           (215) 985-3143


SUMMIT BANK CORPORATION                                                   8,461,538.45                     1,538,461.53
1800 Chapel Avenue - West
Cherry Hill, NJ  08002
Attention:                          Adrian Marquez
Telephone:                          (609) 486-3629
Telecopy:                           (609) 486-3716


BANKBOSTON, N.A.                                                          8,461,538.45                     1,538,461.53
100 Federal Street
Boston, MA  02110
Attention;                          Peter McGowan
Telephone:                          (617) 434-0162
Telecopy:                           (617) 434-0204

THE SUMITOMO BANK, LIMITED                                                8,461,538.45                     1,538,461.53
One Liberty Place
1650 Market Street, Suite 2860
Attention:                          Michael Fox
Philadelphia, PA  19103
Telephone:                          (215) 636-4440
Telecopy:                           (215) 636-4446
                                                                           -----------                      -----------
                                                                           $55,000,000                      $10,000,000

                                CREDIT AGREEMENT


                                      AMONG


                      WEST COAST ENTERTAINMENT CORPORATION,

                            VIDEOSMITH, INCORPORATED,

                         PALMER WEST COAST CORPORATION,

                            PALMER VIDEO CORPORATION

                          PALMER INVESTMENT CORPORATION

                       CASABLANCA DISTRIBUTING CORPORATION

                                 RKT MERGER CO.,

                                 SHOWTIME, INC.,

                                VIDEO GIANT INC.,

                       VIDEO KING OF BROOME COUNTY, INC.,

                          KING VIDEO ENTERPRISES, INC.

                        WEST COAST FINANCING CORPORATION,

                        WEST COAST LICENSING CORPORATION,

                                       AND

                         WEST COAST FRANCHISING COMPANY

                                  AS BORROWERS,

                      THE SEVERAL LENDERS FROM TIME TO TIME
                                 PARTIES HERETO

                                       AND

                         PNC BANK, NATIONAL ASSOCIATION,
                                    AS AGENT




                          DATED AS OF DECEMBER 15, 1997
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                           $65,000,000 CREDIT FACILITY
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                                TABLE OF CONTENTS


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
    SECTION 1.  DEFINITIONS...............................................................................................  1
         1.1  Defined Terms...............................................................................................  1
         1.2  Other Definitional Provisions............................................................................... 24

    SECTION 2A.  RESTRUCTURE OF EXISTING INDEBTEDNESS..................................................................... 24
         2A.1.  Restructure of Existing Indebtedness...................................................................... 24
         2A.2.  Existing Documents Superseded............................................................................. 25

    SECTION 2.  LOANS AND TERMS OF COMMITMENTS............................................................................ 25
         2.1  Commitments................................................................................................. 25
         2.2  Notes....................................................................................................... 27
         2.3  Procedure for Loans......................................................................................... 28
         2.4  L/C Commitment.............................................................................................. 29
         2.5  Procedure for Issuance of Letters of Credit................................................................. 31
         2.6  L/C Fees, Commissions and Other Charges..................................................................... 31
         2.7  L/C Participations.......................................................................................... 32
         2.8  Reimbursement Obligation of the Borrowers................................................................... 33
         2.9  Obligations Absolute........................................................................................ 33
         2.10  Letter of Credit Payments.................................................................................. 34
         2.11  Application................................................................................................ 34
         2.12  Fees....................................................................................................... 34
         2.13  Interest Rates and Payment Dates........................................................................... 35
         2.14  Default Interest........................................................................................... 36
         2.15  Inability to Determine Interest Rate....................................................................... 36
         2.16  Termination, Reduction, Extension and Increase of
                  Commitments............................................................................................. 37
         2.17  Optional Prepayment of Loans............................................................................... 41
         2.18  Mandatory Prepayments...................................................................................... 42
         2.19  Illegality................................................................................................. 43
         2.20  Requirements of Law........................................................................................ 44
         2.21  Taxes...................................................................................................... 45
         2.22  Indemnity.................................................................................................. 47
         2.23  Borrowers' Representative.................................................................................. 48
         2.24  Pro Rata Treatment of Loans and Payments; Commitment
                  Fees.................................................................................................... 48
         2.25  Payments................................................................................................... 48
         2.26  Conversion and Continuation Options........................................................................ 49
         2.27  Minimum Amounts of Tranches; Maximum Number of Tranches.................................................... 50
         2.28  Use of Proceeds............................................................................................ 50

    SECTION 3.  REPRESENTATIONS AND WARRANTIES............................................................................ 50
         3.1  Financial Condition......................................................................................... 50
         3.2  No Change................................................................................................... 51
         3.3  Corporate Existence; Compliance with Law.................................................................... 52
         3.4  Corporate Power; Authorization; Enforceable Obligations..................................................... 52
         3.5  No Legal Bar................................................................................................ 52
         3.6  No Material Litigation...................................................................................... 53
         3.7  No Default.................................................................................................. 53
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         3.8  Taxes....................................................................................................... 53
         3.9  Federal Regulations......................................................................................... 53
         3.10  ERISA...................................................................................................... 54
         3.11  Investment Company Act..................................................................................... 54
         3.12  Purpose of Loans........................................................................................... 54
         3.13  Environmental Matters...................................................................................... 55
         3.14  No Material Misstatements.................................................................................. 56
         3.15  Title to Properties........................................................................................ 56
         3.16  Intellectual Property...................................................................................... 57
         3.17  No Burdensome Restrictions; List of Subsidiaries........................................................... 57
         3.18  Security Interests......................................................................................... 57
         3.19  Senior Debt Status......................................................................................... 57
         3.20  Solvency................................................................................................... 57
         3.21  Public Utility Holding Company Act......................................................................... 58
         3.22  Insurance.................................................................................................. 58
         3.23  Material Contracts; Franchise Agreements................................................................... 58

    SECTION 4.  CONDITIONS PRECEDENT...................................................................................... 59
         4.1  Conditions to Initial Extension of Credit................................................................... 59
         4.2  Conditions to Each Extension of Credit...................................................................... 61
         4.3  Closing..................................................................................................... 62

    SECTION 5.  AFFIRMATIVE COVENANTS..................................................................................... 62
         5.1  Financial Statements........................................................................................ 62
         5.2  Certificates; Other Information............................................................................. 63
         5.3  Payment of Obligations...................................................................................... 64
         5.4  Conduct of Business and Maintenance of Existence............................................................ 64
         5.5  Maintenance of Insurance; Property.......................................................................... 65
         5.6  Inspection of Property; Books and Records; Discussions...................................................... 66
         5.7  Notices..................................................................................................... 66
         5.8  Environmental Laws.......................................................................................... 67
         5.9  Management Changes.......................................................................................... 68
         5.10  Further Assurances......................................................................................... 68
         5.11  [INTENTIONALLY BLANK]...................................................................................... 68
         5.12  Pledge of Property......................................................................................... 68
         5.13  Notice and Joinder of New Subsidiaries..................................................................... 68
         5.14  Interest Rate Hedge Agreements............................................................................. 69
         5.15  Good Standing.............................................................................................. 69

    SECTION 6.  NEGATIVE COVENANTS........................................................................................ 69
         6.1  Financial Condition Covenants............................................................................... 70
         6.2  Limitation on Liens......................................................................................... 71
         6.3  Limitation of Indebtedness.................................................................................. 71
         6.4  Limitations on Fundamental Changes.......................................................................... 71
         6.5  Limitation on Sale of Assets................................................................................ 72
         6.6  Limitation on Distributions................................................................................. 72
         6.7  Transactions with Affiliates................................................................................ 73
         6.8  Sale and Leaseback.......................................................................................... 73
         6.9  Limitation on Contingent Obligations........................................................................ 73
         6.10  Limitation on Investments, Loans and Advances.............................................................. 73
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         6.11  Limitation on Optional Payments and Modifications of
                  Subordinated Debt....................................................................................... 74
         6.12  Limitation on Negative Pledge Clauses...................................................................... 74
         6.13  Fiscal Year................................................................................................ 74
         6.14  Limitation on Conduct of Business.......................................................................... 74
         6.15  Changes in Organizational Documents........................................................................ 74
         6.16     Landlord Waivers........................................................................................ 75

    SECTION 7.  EVENTS OF DEFAULT......................................................................................... 75
         7.1  Events of Default........................................................................................... 75

    SECTION 8.  THE AGENT................................................................................................. 79
         8.1  Appointment................................................................................................. 79
         8.2  Delegation of Duties........................................................................................ 79
         8.3  Exculpatory Provisions...................................................................................... 80
         8.4  Reliance by Agent........................................................................................... 80
         8.5  Notice of Default........................................................................................... 80
         8.6  Non-Reliance on Agent and Other Banks....................................................................... 81
         8.7  Indemnification............................................................................................. 81
         8.8  Agent in Its Individual Capacity............................................................................ 82
         8.9  Release of Liens............................................................................................ 82
         8.10  Successor Agent............................................................................................ 82
         8.11  Beneficiaries.............................................................................................. 83

    SECTION 9.  MISCELLANEOUS............................................................................................. 83
         9.1  Amendments and Waivers...................................................................................... 83
         9.2  Notices..................................................................................................... 84
         9.3  No Waiver; Cumulative Remedies.............................................................................. 85
         9.4  Survival of Representations and Warranties.................................................................. 85
         9.5  Payment of Expenses and Taxes............................................................................... 85
         9.6  Successors and Assigns...................................................................................... 86
         9.7  Disclosure of Information................................................................................... 91
         9.8  Adjustments; Set-off........................................................................................ 91
         9.9  Counterparts................................................................................................ 92
         9.10  Severability............................................................................................... 93
         9.11  Integration................................................................................................ 93
         9.12  GOVERNING LAW.............................................................................................. 93
         9.13  Submission To Jurisdiction; Waivers........................................................................ 93
         9.14  Acknowledgements........................................................................................... 94
         9.15  No Right of Contribution................................................................................... 94
         9.16  WAIVERS OF JURY TRIAL...................................................................................... 94


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
SCHEDULES

SCHEDULE I                          Bank and Commitment Information
SCHEDULE II                         Existing Liens
SCHEDULE 3.1(c)                     List of Projections
SCHEDULE 3.3                        List of Borrowers Not in Good Standing
SCHEDULE 3.15                       List of Real Property
SCHEDULE 3.17                       List of Subsidiaries
SCHEDULE 3.18                       List of Filing Locations
SCHEDULE 3.22                       Insurance
SCHEDULE 3.23                       Material Contracts
SCHEDULE 4.1(b)(ii)                 List of Permitted Exceptions
SCHEDULE 6.3                        Existing Indebtedness
SCHEDULE 6.9                        Existing Contingent Obligations


EXHIBITS

EXHIBIT A-1                         Form of Tranche A Note
EXHIBIT A-2                         Form of Tranche B Note
EXHIBIT B                           Form of Assignment and Acceptance Agreement
EXHIBIT C-1                         Form of Company Pledge Agreement
EXHIBIT C-2                         Form of Subsidiary Pledge Agreement
EXHIBIT D                           Form of Security Agreement
EXHIBIT E                           Form of Guarantee
EXHIBIT F                           Form of Joinder Agreement
EXHIBIT G                           Form of Notice of Borrowing
EXHIBIT H                           Form of Legal Opinion of Hale and Dorr


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                           WINDAAX PROFILE INFORMATION
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AUTHOR:                      __ RICHARD S. PERELMAN
DOCUMENT NUMBER:             __ 472838.005
DOCUMENT NAME:               __ CREDIT AGREEMENT WEST COAST ENTERTAINMENT
FILE # (required):           __ 847641
KEYWORDS:                    __
SPECIALIST:                  __ j. brooks
DATE PROCESSED:              __ 12/07/97
WORK DONE:                   __ REVISIONS
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